UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Fluent, Inc.

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FLUENT, INC.

33 Whitehall Street, 15th Floor

New York, New York 10004

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on June 6, 2018

To our Stockholders:

The Annual Meeting of Stockholders of Fluent, Inc. (formerly known as Cogint, Inc., the “Company”) will be held on Wednesday, June 6, 2018 at 11:00 a.m., Eastern Time, at 33 Whitehall Street, 11th Floor, New York, New York 10004 to consider and vote on the following proposals:

(1)	To elect five directors to serve for a one year term until the 2019 Annual Meeting of Stockholders or until a successor is duly elected and qualified;

(2)	To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018;

(3)	To adopt the Fluent, Inc. 2018 Stock Incentive Plan;

(4)	To hold a non-binding advisory vote to approve our named executive officers’ compensation; and

(5)	To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

The Board of Directors has fixed the close of business on April 23, 2018 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting.

The enclosed proxy statement contains information pertaining to the matters to be voted on at the annual meeting. A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 is being mailed with this proxy statement.

By order of the Board of Directors,

Daniel J Barsky,

General Counsel and Corporate Secretary

New York, New York

April 30, 2018

IMPORTANT NOTICE

REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 6, 2018

The accompanying proxy statement and the 2017 Annual Report on Form 10-K are available at www.proxyvote.com.

YOU ARE REQUESTED, REGARDLESS OF THE NUMBER OF SHARES OWNED, TO SIGN AND

DATE THE ENCLOSED PROXY AND TO MAIL IT PROMPTLY, OR TO USE THE INTERNET

VOTING SYSTEM SET FORTH IN THE PROXY.

FLUENT, INC.

33 Whitehall Street, 15th Floor

New York, New York 10004

PROXY STATEMENT

Annual Meeting of Stockholders

To be held on June 6, 2018

General

We are providing these proxy materials in connection with the solicitation by the Board of Directors of Fluent, Inc. (the “Board”) of proxies to be voted at our 2018 Annual Meeting of Stockholders (the “Meeting”) and at any and all postponements or adjournments thereof. The Meeting will be held on Wednesday, June 6, 2018, at 11:00 a.m., Eastern Time, at 33 Whitehall Street, 11th Floor, New York, New York 10004. For directions to the Meeting, please contact the Corporate Secretary at (646) 669-7272. This proxy statement and the enclosed form of proxy are first being sent to stockholders on or about April 30, 2018. In this proxy statement, Fluent, Inc. is referred to as “Fluent,” the “Company,” “we,” “our,” or “us.”

Purpose of the Annual Meeting

At the Meeting, our stockholders will consider and vote upon the following matters:

(1)	To elect five directors to serve for a one year term until the 2019 Annual Meeting of Stockholders or until a successor is duly elected and qualified (“Election of Directors Proposal”);

(2)	To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for year ending December 31, 2018 (“Ratification of Auditor Proposal”);

(3)	To adopt the Fluent, Inc. 2018 Stock Incentive Plan (“Stock Incentive Plan Proposal”);

(4)	To hold a non-binding advisory vote to approve our named executive officers’ compensation (“Say on Pay Proposal”); and

(5)	To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

Outstanding Securities and Voting Rights

Only holders of record of the Company’s common stock at the close of business on April 23, 2018, the record date for the Meeting, are entitled to notice of, and to vote at, the Meeting. On the record date, we had 75,218,044 shares of common stock outstanding. Each share of common stock is entitled to one vote at the Meeting.

The holders of a majority of the issued and outstanding shares of common stock present at the Meeting, either in person or by proxy, and entitled to vote, constitute a quorum for the transaction of business. Abstentions will be included in determining the presence of a quorum at the Meeting. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Under New York Stock Exchange (“NYSE”) rules, a broker does not have the discretion to vote on any non-routine matter presented at the meeting such as the Election of Directors Proposal, the Stock Incentive Plan Proposal, or the Say on Pay Proposal. Under the NYSE rules, a broker does have discretion to vote on the Ratification of Auditor Proposal. As a result, any broker who is a member of the NYSE will not have the discretion to vote on any of the proposals presented at the Meeting, except for the Ratification of Auditor Proposal, if such broker has not received instructions from the beneficial owner of the shares represented.

The Election of Directors Proposal will be determined by a plurality of votes cast. The Stock Incentive Proposal will be approved by the affirmative vote of a majority of votes cast. The Ratification of Auditor Proposal and Say on Pay Proposal, and any other proposal properly submitted will be approved by the affirmative vote of the holders of a majority in voting power of the shares of common stock which are present in person or by proxy at the Meeting and entitled to vote. A broker non-vote will have no effect on the proposals. Abstentions will have no effect on the Election of Directors Proposal and will have the same effect as a vote against the Ratification of Auditor Proposal, the Stock Incentive Plan Proposal and the Say on Pay Proposal.

Proxy Voting

Shares for which proxy cards are properly executed and returned will be voted at the Meeting in accordance with the directions given or, in the absence of directions, will be voted “FOR” Proposal 1 — the Election of Directors Proposal, “FOR” Proposal 2 — the Ratification of Auditor Proposal, “FOR” Proposal 3 — the Stock Incentive Plan Proposal and “FOR” Proposal 4 — the Say on Pay Proposal. If other matters are properly presented, the person named in the proxies in the accompanying proxy card will vote in accordance with their discretion with respect to such matters.

Voting by Stockholders of Record.

If you are a stockholder of record (your shares are registered directly in your name with our transfer agent), you may vote by proxy, via the Internet, or by mail by following the instructions provided on the proxy card. Stockholders of record who attend the Meeting may vote in person by obtaining a ballot from the inspector of elections. Please be prepared to present photo identification for admittance to the Meeting.

Voting by Beneficial Owners.

If you are a beneficial owner of shares (your shares are held in the name of a brokerage firm, bank, or other nominee), you may vote by following the instructions provided in the voting instruction form, or other materials provided to you by the brokerage firm, bank, or other nominee that holds your shares. To vote in person at the Meeting, you must obtain a legal proxy from the brokerage firm, bank, or other nominee that holds your shares, and present such legal proxy from the brokerage firm, bank, or other nominee that holds your shares for admittance to the Meeting. Also, be prepared to present photo identification for admittance to the Meeting.

Changing Your Vote.

You may revoke your proxy and change your vote at any time before the final vote at the Meeting. You may vote again on a later date via the Internet (only your latest Internet proxy submitted prior to the Meeting will be counted), by signing and returning a new proxy card with a later date, or by attending the Meeting and voting in person. Your attendance at the Meeting will not automatically revoke your proxy unless you vote again at the Meeting or specifically request in writing that your prior proxy be revoked.

All votes will be tabulated by an Inspector of Elections appointed for the Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Daniel Barsky, the Company’s General Counsel and Corporate Secretary, has been appointed by the Board as Inspector of Elections for the Meeting. A list of the stockholders entitled to vote at the Meeting will be available at the Company’s executive office, located at 33 Whitehall Street, 15th Floor, New York, New York 10004, for a period of ten days before the Meeting and will be available for examination by any stockholder.

PROPOSAL 1

ELECTION OF DIRECTORS

At the Meeting, we will be electing five directors. Each director will hold office until the 2019 Annual Meeting of Stockholders or until a successor is elected and qualified to serve on the Board. In connection with the Spin-off (as defined below), the composition of the Board changed as follows: (1) Dr. Phillip Frost and Steven Rubin, two of our directors in 2017, resigned effective March 12, 2018, (2) Michael Brauser, Derek Dubner, Robert Fried, and Robert Swayman, also directors in 2017, resigned effective March 26, 2018, (3) Matthew Conlin and Andrew Frawley were appointed to the Board effective on the March 26, 2018, and (4) the number of directors on the Board was reduced from nine to five directors, also effective on March 26, 2018. Proxies cannot be voted for a greater number of persons than the number of nominees named.

The Board has nominated the five individuals listed below (each a “Nominee,” and together the “Nominees”) based on the recommendation of the Board’s Corporate Governance and Nominating Committee. All the Nominees are current directors. Messrs. Schulke, Benz, and Mathis were directors before the Spin-off, while Messrs. Conlin and Frawley were appointed on the Spin-off Date. Each Nominee has consented to being named in this proxy statement and has agreed to serve as a director if elected. If any Nominee should become unavailable for election, the proxy may be voted for a substitute nominee selected by the persons named in the proxy or the Board may determine to reduce the size of the Board accordingly. The Board is not aware of any existing circumstances likely to render any Nominee unavailable. Under our Bylaws, Nominees are elected by a plurality of votes cast.

On March 26, 2018 (the “Spin-off Date”), the Company completed the spin-off (the “Spin-off”) of its risk management business by distributing all the shares of common stock of the Company’s wholly-owned subsidiary, Red Violet, Inc. (“Red Violet”), to its stockholders of record on March 19, 2018 and certain warrant holders pursuant to a Separation and Distribution Agreement, dated as of February 27, 2018 (the “Separation Agreement”). Effective on the Spin-off Date, two Stockholders’ Agreements (the “Stockholders’ Agreements”) were executed, one by and among Ryan Schulke, Matthew Conlin, Sean Cullen and Matthew Koncz and certain affiliated entities (collectively, the “Original Fluent Stockholders”) and Frost Gamma Investments Trust (“Frost Gamma”), and another by and among the Original Fluent Stockholders and Michael Brauser and certain affiliated entities (the “Brauser Entities”). In the Stockholders’ Agreements, Frost Gamma and the Brauser Entities agreed to vote all shares of the Company’s common stock owned by them or their affiliates for the election to the Board of Fluent those nominees as directed by Ryan Schulke, which will be the Nominees.

The following table sets forth certain information concerning our directors/Nominees:

Name	Position	Director Since
Ryan Schulke	Director and Chief Executive Officer	2015
Peter Benz	Director	2015
Matthew Conlin	Director and President	2018
Andrew Frawley	Director	2018
Donald Mathis	Director	2015

Biographical Information About Our Nominees

Ryan Schulke, 35, has served as a director of the Company since December 2015 and has served as the Chief Executive Officer of the Company since the Spin-off Date. Mr. Schulke co-founded Fluent, LLC in 2010 and has served as Chairman and Chief Executive Officer of Fluent, LLC since its inception. Before merging with the Company in 2015, Fluent, LLC was privately held. Fluent, LLC is now a wholly-owned subsidiary of the Company. Prior to founding Fluent, LLC, Mr. Schulke served as Media Director of Clash Media, a global digital advertising network. Mr. Schulke earned a Bachelor of Communications Arts from Marymont Manhattan College.

The Board believes Mr. Schulke’s experience as Chief Executive Officer of Fluent, LLC, the Company’s operating subsidiary, provides valuable business, industry, and management advice to the Board.

Peter Benz, 57, has served as a director of the Company since March 2015. Mr. Benz is the Chief Executive Officer of Viking Asset Management, LLC, an asset and investment management company which he founded in 2001. Since the Spin-off Date, Mr. Benz has served as a director of Red Violet, a data analytics company. Since June 2016, Mr. Benz has served as a director of Lilis Energy Inc., an onshore oil and natural gas exploration and production company. From January 2012 until its merger with Lilis Energy Inc. in June 2016, Mr. Benz served as a director of Brushy Resources, Inc. (formerly known as Starboard Resources, Inc.), an onshore oil and natural gas exploration and production company, and became its Chairman on November 24, 2015. Since October 2014, Mr. Benz has also served as a director of Usell.com, a technology based online market place, and as a director and Chairman of the Board of Optex Systems, Inc., a manufacturer of optical systems for the defense industry since November 2014. Mr. Benz earned a Bachelor of Business Administration from the University of Notre Dame.

The Board believes Mr. Benz’s knowledge and experience in developing companies and capital markets strengthen the Board’s collective qualifications, skills, and experience.

Matthew Conlin, 35, has served as a director and President of the Company since the Spin-off Date. Together with Mr. Schulke, Mr. Conlin co-founded Fluent, LLC in 2010 and has served as President of Fluent, LLC since its inception. Before founding Fluent, LLC, Mr. Conlin served as Sales Director, U.S. of Clash Media, a global digital advertising network. Mr. Conlin earned a Bachelor of Science in Marketing from St. John’s University.

The Board believes Mr. Conlin’s experience as President of Fluent, LLC, the Company’s operating subsidiary, provides valuable business, industry, and management advice to the Board.

Andrew Frawley, 55, has served as a director of the Company since the Spin-off Date. Mr. Frawley has served as a director of Curo Group Holdings Corp since its initial public offering in December 2017. Mr. Frawley has served as the chief executive officer of AJ Frawley & Associates LLC since 2002. From December 2014 to September 2016, Mr. Frawley served as chief executive officer of Epsilon, a segment of Alliance Data Systems Corporation. Prior to that, he served as Epsilon’s President from January 2012 to December 2014 and as its president of Marketing Technology from January 2009 to December 2011. Mr. Frawley has also served on the board of directors of the Data & Marketing Association since 2016, and has been the chairman of the board of directors of Cybba Inc., a privately held company, since September 2017. Mr. Frawley earned a Master of Business Administration from Babson College and a Bachelor of Science in Finance from The University of Maine.

The Board believes Mr. Frawley’s knowledge and experience in data-driven marketing and business management strengthen the Board’s collective qualifications, skills, and experience.

Donald Mathis, 52, has served as director of the Company since December 2015. Since July 2017, Mr. Mathis has been the general manager of Growth at Comcast NBC Universal. Since April 2017, he has been the chief executive officer and co-founder of Echelon AI, a New York-based privately held artificial intelligence start-up focused on business process automation, predictive data analytics and nextgen digital and cyber security. He is also an operating partner with Periscope Equity, a Chicago-based growth private equity fund, which he joined in January 2017. In addition, Mr. Mathis has served as a senior adviser and director since April 2016 of the initiative for Digital Counterterrorism (iDCT), a public-private consortium and non-governmental organization focused on countering violent extremism and terrorist recruitment in the digital domain. Mr. Mathis has served since 2013 on the board of advisers of Omniangle Technologies, a privately held company involved in business intelligence and information security. Previously, Mr. Mathis served as the chief executive officer of privately held Kinetic Social from October 2011 through April 2016. Mr. Mathis was a co-founder of Kinetic Social, a SaaS and managed service social data and technology company acquired by Blue Chip Venture Company. From 2007 to 2011, Mr. Mathis served as executive chairman and director of Online Intelligence, a privately held digital security firm specializing in brand protection and traffic integrity services. Mr. Mathis was on the audit and compensation committees of Online Intelligence until its acquisition by FAS Labs, Inc. in May 2010, and remained executive chairman until November 2011. Mr. Mathis has a Master of Business Administration from the Harvard Business School and is a Commander in the U.S. Navy (currently inactive reserve).

The Board believes Mr. Mathis’ knowledge and experience as chairman and chief executive officer of an artificial intelligence company with a specialty in predictive data analytics, his experience running a social data and technology SaaS and managed services company, as well as his experience in business intelligence, general management, financial management and information security, and his military service, strengthen the Board’s collective qualifications, skills, and experience.

Vote Required and Board Recommendation

Nominees are elected by a plurality of votes cast at the Meeting.

The Board unanimously recommends a vote “FOR” each Nominee for director.

Director Compensation

Before the Spin-off

Before the Spin-off, the general director compensation practices provided that new non-employee directors were awarded 25,000 restricted stock units (“RSUs”) when they joined the Board. The RSUs vest in three equal annual installments beginning on the first anniversary of the grant date. Additionally, each Audit Committee member was granted an additional 5,000 RSUs, all of which vest on the one-year anniversary of the grant date, and the Chairman of the Audit Committee was granted an additional 5,000 RSUs, which also vest on the one-year anniversary of the grant date. Also, the Compensation Committee was empowered to grant additional equity awards based on an individual director’s contributions to the Company.

On April 13, 2017, pursuant to the general director compensation practices, the non-employee directors received the following RSU grants for their service on the Board: Dr. Frost — 50,000; Mr. Benz — 15,000; Mr. Fried — 15,000; Mr. Mathis — 15,000; Mr. Rubin — 20,000; and Mr. Swayman — 15,000. These RSUs vest in three approximately equal installments on June 1, 2017, 2018 and 2019, subject to accelerated vesting under certain conditions. Also on April 13, 2017, Board committee members received the following RSU grants: Mr. Benz — 5,000 for his service as Audit Committee Chairman and 5,000 for his service as an Audit Committee member; Mr. Rubin — 5,000 for his service as Compensation Committee Chairman; Mr. Swayman — 5,000 for his service as an Audit Committee member; and Mr. Mathis — 5,000 for his service as an Audit Committee member. These RSUs vested on January 1, 2018, subject to accelerated vesting under certain conditions. On March 12, 2018 and in contemplation of the Spin-off, the Compensation Committee accelerated the vesting and/or delivery of the following RSUs held by the non-employee directors: Mr. Brauser — 2,641,660; Dr. Frost — 33,333; Mr. Benz — 19,999; Mr. Fried — 33,332; Mr. Mathis — 18,333; Mr. Rubin — 76,666; and Mr. Swayman — 19,999. Also on March 8, 2018, Mr. Benz was granted 30,000 fully vested shares of common stock.

DIRECTOR COMPENSATION TABLE

Name	Stock awards (1)	Total(8)
Dr. Phillip Frost (2)	$280,000	$280,000
Peter Benz (3)	$140,000	$140,000
Robert Fried (4)	$84,000	$84,000
Donald Mathis (5)	$112,000	$112,000
Steven Rubin (6)	$140,000	$140,000
Robert Swayman (7)	$112,000	$112,000

(1)	This column reflects the aggregate grant date fair value of stock awards granted in 2017 computed in accordance with FASB ASC Topic 718. In determining the grant date fair value for RSUs, the Company used the closing price of the Company’s common stock on the grant date.
(2)	Dr. Frost was granted 50,000 shares of RSUs on April 13, 2017 at a fair value of $5.60 per share for his service as a director.
(3)	Mr. Benz was granted 15,000 shares of RSUs on April 13, 2017 at a fair value of $5.60 per share for his service as a director, 5,000 shares of RSUs on April 13, 2017 at a fair value of $5.60 per share for his service as Audit Committee Chairman, and 5,000 shares of RSUs on April 13, 2017 at a fair value of $5.60 per share for his service as an Audit Committee member.
(4)	Mr. Fried was granted 15,000 shares of RSUs on April 13, 2017 at a fair value of $5.60 per share for his service as a director.
(5)	Mr. Mathis was granted 15,000 shares of RSUs on April 13, 2017 at a fair value of $5.60 per share for his service as a director, and 5,000 shares of RSUs on April 13, 2017 at a fair value of $5.60 per share for his service as an Audit Committee member.
(6)	Mr. Rubin was granted 20,000 shares of RSUs on April 13, 2017 at a fair value of $5.60 per share for his service as a director, and 5,000 shares of RSUs on April 13, 2017 at a fair value of $5.60 per share for his service as Compensation Committee Chairman.
(7)	Mr. Swayman was granted 15,000 shares of RSUs on April 13, 2017 at a fair value of $5.60 per share for his service as a director, and 5,000 shares of RSUs on April 13, 2017 at a fair value of $5.60 per share for his service as an Audit Committee member.
(8)	As of December 31, 2017, each director held RSUs as follows: Dr. Frost – 3,033,000, Mr. Benz – 29,999, Mr. Fried – 39,999, Mr. Mathis – 31,666, Mr. Rubin – 150,000 and Mr. Swayman – 28,333.

After the Spin-off

As described above, we reconstituted our Board after the Spin-off and adopted the following general director compensation practices. When a non-employee director joins the Board, the non-employee director is granted 25,000 RSUs. These RSUs vest in three equal annual installments beginning on the first anniversary of the grant date. Each of our non-employee directors, Peter Benz, Andrew Frawley and Donald Mathis, were granted 25,000 RSUs shortly after the Spin-off. Additionally, non-employee directors are paid annually $40,000 plus $10,000 for the Chairman of the Audit Committee (Mr. Benz) and $5,000 to the Chairmen of each of the Compensation Committee (Mr. Mathis) and the Corporate Governance and Nominating Committee (Mr. Frawley).

Additionally, on the date of each annual meeting, non-employee directors will be granted RSUs with a value equal to $75,000 of the Company’s stock on the date of grant. The RSUs will vest in three equal annual installments beginning on the first anniversary of the grant date, subject to accelerated vesting in certain circumstances. The number of RSUs will be determined using the average closing price of our common stock on the five trading days before the annual meeting.

Compensation Committee Interlocks and Insider Participation

The members of our Compensation Committee during the year ended December 31, 2017 were Steven Rubin (Chairman), Peter Benz, Robert Fried and Donald Mathis. From November 2007 to October 2009,

Mr. Fried served as President and Chief Executive Officer of a “special purpose acquisition company,” Ideation Acquisition Corp. (“Ideation”), a predecessor to the Company. From June 2007 to October 2009, Mr. Rubin served as Secretary of Ideation. No other member of the Compensation Committee is a current or former officer or employee of ours or any of our subsidiaries. None of the members of our Compensation Committee had any relationship required to be disclosed under this caption under the rules of the Securities and Exchange Commission (the “SEC”).

Board Meetings; Annual Meeting Attendance; Independence

The Board oversees our business and affairs and monitors the performance of management. The Board meets regularly to review matters affecting our Company and to act on matters requiring Board approval. The Board also holds special meetings whenever circumstances require and may act by unanimous written consent. During 2017, the Board held three meetings and took action by unanimous written consent on six occasions. All of our directors attended at least 75% of our Board and committee meetings held in person or by proxy. The Board encourages, but does not require, its directors to attend the Company’s annual meeting. All then current directors attended the 2017 Annual Meeting of Stockholders.

As required by the listing standards of the NASDAQ Stock Market (“NASDAQ”), a majority of the members of the Board must qualify as “independent,” as affirmatively determined by the Board. Our Board determines director independence based on an analysis of such listing standards and all relevant securities and other laws and regulations regarding the definition of “independent.”

As a result of the Board’s review of the relationships of each of the directors that served on the Board during the year ended December 31, 2017, the Board affirmatively determined that a majority of its 2017 directors, Messrs. Benz, Fried, Mathis, Rubin, and Swayman, were “independent” directors within the meaning of the NASDAQ listing standards and applicable law.

As a result of the Board’s review of the relationships of each of its current directors (each a Nominee), the Board affirmatively determined that a majority of its current directors, Messrs. Benz, Frawley and Mathis, are “independent” directors within the meaning of the NASDAQ listing standards and applicable law.

Code of Ethics

The Company has adopted a Code of Ethics, which is applicable to the Company’s directors, officers, and employees, including the Company’s principal executive officer and principal financial officer. The Code of Ethics is published on the Company’s website at www.fluentco.com on the Investors page under the corporate governance link. We will disclose amendments to or waivers from our Code of Ethics on our website in accordance with all applicable laws and regulations.

Board Leadership Structure

The Board does not currently have a Chairman. Mr. Schulke is our Chief Executive Officer and a director. The Board is considering the possibility of adding one or more additional Board members, one of whom it is contemplated will take on the role of Chairman. Independent directors head each of our Board’s three standing committees — the Audit Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee, and each of the committees is comprised solely of independent directors.

Board Oversight of Enterprise Risk

The Board’s role in the risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, cybersecurity and strategic and reputational risks. In connection with its reviews of the operations of the

Company’s business and its corporate functions, the Board considers and addresses the primary risks associated with these operations and functions. Our full Board regularly engages in discussions of the most significant risks that the Company is facing and how these risks are being managed.

In addition, each of the Board’s committees, and particularly the Audit Committee, plays a role in overseeing risk management issues that fall within such committee’s areas of responsibility. Senior management reports on at least a quarterly basis to the Audit Committee on the most significant risks facing the Company from a financial reporting perspective and highlights any new risks that may have arisen since the Audit Committee last met. The Audit Committee also meets regularly in executive session with the Company’s independent registered public accounting firm and reports any findings or issues to the full Board. In performing its functions, the Audit Committee and each standing committee of the Board has full access to management, as well as the ability to engage advisors. The Board receives regular reports from each of its standing committees regarding each committee’s particularized areas of focus.

Committees

The standing committees of the Board are the Audit Committee established in accordance with section 3(a)(58)(A) of the Exchange Act, the Compensation Committee, and the Corporate Governance and Nominating Committee.

Audit Committee.

The members of the Audit Committee before the Spin-off were Peter Benz (Chairman), Donald Mathis, and Robert Swayman, all of whom are independent directors as determined by the NASDAQ listing standards. The members of the Audit Committee following the Spin-off are Peter Benz (Chairman), Andrew Frawley and Donald Mathis, all of whom are independent directors as determined by the NASDAQ listing standards. The Board has determined that Mr. Benz is an audit committee financial expert as defined in Item 407(d)(5)(ii) of Regulation S-K. During 2017, the Audit Committee held five meetings and took one action by written consent.

The functions of the Audit Committee include retaining our independent registered public accounting firm, reviewing its independence, reviewing and approving the planned scope of our annual audit, reviewing and approving any fee arrangements with our independent registered public accounting firm, overseeing its audit work, reviewing and pre-approving any non-audit services that may be performed by our independent registered public accounting firm, reviewing the adequacy of accounting and financial controls, reviewing our critical accounting policies and reviewing and approving any related party transactions. Additional information regarding the Audit Committee is set forth in the Report of the Audit Committee below.

The Board has adopted a written charter for the Audit Committee which the Audit Committee reviews and reassesses for adequacy on an annual basis. A copy of the Audit Committee’s charter is located on our website at www.fluentco.com on the Investors page under the corporate governance link.

Compensation Committee.

The members of the Compensation Committee prior to the Spin-off were Steven Rubin (Chairman), Peter Benz, Robert Fried and Donald Mathis, all of whom are independent directors as determined by the NASDAQ listing standards. The members of the Compensation Committee after the Spin-off are Donald Mathis (Chairman), Peter Benz and Andrew Frawley, all of whom are independent directors as determined by the NASDAQ listing standards. The Compensation Committee is responsible for reviewing and approving compensation of the Company’s executive officers and for advising the Board with respect to compensation of the members of the Board or any committee thereof. During 2017, the Compensation Committee held two meetings and took two actions by written consent. The Board has adopted a written charter for the Compensation Committee and reassesses for adequacy on an annual basis. A copy of the Compensation Committee’s charter is located on our website at www.fluentco.com on the Investors page under the corporate governance link.

The Compensation Committee seeks to ensure that the executive pay program reinforces the Company’s compensation philosophy and aligns with the interests of our stockholders. The Compensation Committee also periodically monitors any potential risks associated with the Company’s compensation program and policies.

Corporate Governance and Nominating Committee

The members of the Corporate Governance and Nominating Committee prior to the Spin-off were Peter Benz, Robert Fried and Steven Rubin, all of whom are independent directors determined by the NASDAQ listing standards. The members of the Corporate Governance and Nominating Committee after the Spin-off are Andrew Frawley (Chairman), Peter Benz and Donald Mathis, all of whom are independent directors determined by the NASDAQ listing standards. The Corporate Governance and Nominating Committee is responsible for identifying individuals qualified to become members of the Board or any committee thereof; recommending nominees for election as directors at each annual stockholder meeting; recommending candidates to fill any vacancies on the Board or any committee thereof; and overseeing the evaluation of the Board. The Corporate Governance and Nominating Committee did not hold a separate meeting during 2017 and took one action by written consent. The Board has adopted a written charter for the Corporate Governance and Nominating Committee. A copy of the Corporate Governance and Nominating Committee’s charter is located on our website at www.fluentco.com on the Investors page under the corporate governance link.

Communications with our Board of Directors

Any stockholder who wishes to send a communication to our Board should address the communication either to the Board or to the individual director in care of Daniel Barsky, General Counsel and Corporate Secretary of Fluent, Inc. at 33 Whitehall Street, 15th Floor, New York, New York 10004. Mr. Barsky will forward the communication either to all of the directors, if the communication is addressed to the Board, or to the individual director, if the communication is addressed to a specific director. Mr. Barsky will forward to the directors all communications that, in his or her judgment, are appropriate for consideration by the directors. Examples of communications that would not be appropriate for consideration by the directors include commercial solicitations and matters not relevant to the stockholders, to the functioning of the Board, or to the affairs of Fluent.

Nominees for Director and Other Stockholder Proposals

Stockholder proposals intended to be presented at our 2019 annual meeting of stockholders must be received by our Corporate Secretary at 33 Whitehall Street, 15th Floor, New York, New York 10004 not later than December 31, 2018, to be considered for inclusion in our proxy materials, pursuant to Rule 14a-8 under the Exchange Act.

The Corporate Governance and Nominating Committee will consider all qualified director candidates identified by various sources, including members of the Board, management and stockholders. Candidates for directors recommended by stockholders will be given the same consideration as those identified from other sources. The Corporate Governance and Nominating Committee is responsible for reviewing each candidate’s biographical information and assessing each candidate’s independence, skills, qualifications, and expertise based on a number of factors. While we do not have a formal policy on diversity, when considering the selection of director nominees, the Corporate Governance and Nominating Committee considers individuals with diverse backgrounds, viewpoints, accomplishments, cultural backgrounds, and professional expertise, among other factors.

Only persons who are nominated in accordance with the procedures set forth in our bylaws will be eligible for election as directors. Nominations of persons for election to the Board and other proposals presented to our stockholders may be made at a meeting of stockholders at which directors are to be elected only (i) by or at the direction of the Board or (ii) by any stockholder of the Company entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in our bylaws. Such nominations and other proposals presented to our stockholders, other than those made by or at the direction of the Board, shall be made by timely notice in writing to the Corporate Secretary of the Company. To be timely, a stockholder’s nomination for a director or other stockholder proposal must be delivered to the Corporate Secretary at the Company’s principal executive offices no later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day, before the first anniversary of the preceding year’s annual meeting. The stockholder’s notice shall set forth as to each person whom the stockholder proposes to nominate for election as a director: (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or all information that is required in connection with a stockholder proposal, in each case pursuant to and in accordance with the Section 14(a) of the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder, and (ii) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected. Pursuant to our bylaw requirements and assuming that our 2019 annual meeting of stockholders is held on June 6, 2019, any stockholder proposal to be considered at the 2019 annual meeting, including nominations of persons for election to our board of directors, must be properly submitted to us not earlier than February 6, 2019, nor later than March 8, 2019.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2018

Grant Thornton LLP (“Grant Thornton”) currently serves as the Company’s independent registered public accounting firm and has done so since its appointment effective July 14, 2015. A representative of Grant Thornton is expected to be present at the Meeting, with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

We are asking our stockholders to ratify the appointment of Grant Thornton as our independent registered public accounting firm for the year ending December 31, 2018. Although ratification is not required by our bylaws or otherwise, our Board is submitting the appointment of Grant Thornton to our stockholders for ratification as a matter of good corporate governance. If our stockholders fail to ratify the appointment of Grant Thornton, the Audit Committee will consider whether it is appropriate and advisable to appoint a different independent registered public accounting firm. Even if our stockholders ratify the appointment of Grant Thornton, the Audit Committee in its discretion may appoint a different registered public accounting firm at any time if it determines that such a change would be in the best interests of our company and our stockholders.

Vote Required and Board Recommendation:

Proposal 2 requires the affirmative vote of the holders of a majority in voting power of the shares of common stock which are present in person or by proxy at the Meeting and entitled to vote.

The Board recommends that you vote “FOR” the ratification of the appointment of Grant Thornton as our independent registered public accounting firm for year ending December 31, 2018.

Auditor Fees and Services

The following table sets forth the fees billed to the Company by the Company’s independent registered public accountants, Grant Thornton, for the years ended December 31, 2017 and December 31, 2016.

	2017	2016
Audit Fees	$849,076	$837,096
Audit-Related Fees	297,260	80,763
Tax Fees	—	—
All Other Fees	—	—

Total	$1,146,336	$917,859

Audit fees consist of fees billed for professional services rendered for the audit of our consolidated annual financial statements, and internal control over financial reporting, the review of the interim consolidated financial statements included in quarterly reports and the fees for services such as comfort letters, consents and review of documents filed with the SEC that are normally provided in connection with statutory and regulatory filings for engagements.

Audit-related fees are fees billed for assurance and related services rendered by Grant Thornton that are not reported under audit fees, such as accounting consultations and audits in connection with acquisitions and the Spin-off of Red Violet.

Pre-Approval Policies and Procedures for Audit and Permitted Non-Audit Services

The Audit Committee is responsible for pre-approving all auditing services and permitted non-audit services (including the fees for such services and terms thereof) to be performed for the Company by its independent registered public accounting firm. The Audit Committee is also responsible for considering whether the independent registered public accounting firm’s performance of permissible non-audit services is compatible with its independence. The Audit Committee chairman has authority to grant pre-approvals of audit and permissible non-audit services by the independent registered public accounting firm provided that all pre-approvals by the chairman must be presented to the full Audit Committee at its next scheduled meeting. Consistent with these policies and procedures, the Audit Committee approved all of the services rendered by the applicable auditors for the years ending on December 31, 2017 and December 31, 2016, as described above.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for establishing and maintaining adequate internal control over financial reporting, for preparing the financial statements and for the report process. The Audit Committee members do not serve as professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management or the independent registered public accounting firm. We have engaged Grant Thornton as our independent public accountants to report on the conformity of the Company’s financial statements to accounting principles generally accepted in the United States. In this context, the Audit Committee hereby reports as follows:

1.	The Audit Committee has reviewed and discussed the audited financial statements with management of the Company.

2.	The Audit Committee has discussed with Grant Thornton, our independent registered public accounting firm, the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301, Communications with Audit Committees.

3.	The Audit Committee has also received the written disclosures and the letter from Grant Thornton required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and the Audit Committee has discussed the independence of Grant Thornton with that firm.

4.	Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board and the Board approved the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, for filing with the SEC.

The foregoing has been furnished by the Audit Committee:

Peter Benz (Chairman)

Andrew Frawley

Donald Mathis

This “Audit Committee Report” is not “Soliciting Material,” and is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

MANAGEMENT

Executive Officers

The following table sets forth certain information with respect to our current executive officers.

Name	Age	Position
Ryan Schulke	35	Chief Executive Officer
Matthew Conlin	35	President
Ryan Perfit	39	Interim Chief Financial Officer
Donald Patrick	57	Chief Operating Officer

The biographical information for Messrs. Schulke and Conlin is included above in Proposal 1 — Election of Directors.

Ryan Perfit was appointed the Company’s Interim Chief Financial Officer effective as of the Spin-off Date. Mr. Perfit has served as Senior Vice President, Finance of Fluent, LLC, a wholly-owned Company subsidiary, since December 2015. He joined Fluent, LLC in 2012, as a Director of Finance. Before joining Fluent, LLC, Mr. Perfit served as Chief Financial Officer of Blue Parallel, LLC, a privately held company engaged in the travel and leisure industry. Mr. Perfit graduated with a BSM in Finance and Accounting from Tulane University.

Donald Patrick was appointed the Company’s Chief Operating Officer as of the Spin-off Date. Mr. Patrick joined Fluent, LLC as its Chief Operating Officer in January 2018. Mr. Patrick served as Chief Executive Officer of Seneca One Finance, Inc., a specialty consumer finance company, from 2014 to 2017. From 2011 to 2013, he served as President of Infogroup Marketing Services, a business unit of InfoGROUP, Inc. Before that Mr. Patrick served as Chief Operating Officer of Merkle from 1997 to 2010. He graduated with a MBA from the University of Chicago and a BA from St. Lawrence University.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

This discussion and analysis describes the material elements of compensation awarded to, earned by, or paid to the Company’s named executive officers during 2017, and provides a brief summary of the compensation to be paid to the Company’s executive officers in 2018.

Our Named Executive Officers

During 2017, each of Michael Brauser, Derek Dubner, James Reilly, Daniel MacLachlan, Jeff Dell and Harry Jordan served as executives officers of the Company, and are deemed our “named executive officers” for the year ended December 31, 2017. Throughout this analysis, these individuals are referred to as the “named executive officers.” Effective as of the Spin-off Date, Mr. Brauser resigned as Chairman of the Company, Mr. Dubner resigned as a director of the Company and as the Company’s Chief Executive Officer, and Mr. Dell, Mr. MacLachlan, and Mr. Reilly resigned from their respective positions as the Company’s Chief Information Officer, Chief Financial Officer and President. Also, on December 1, 2017, the Company terminated the services of Mr. Jordan, the Company’s Chief Operating Officer.

Effective as of the Spin-off Date, the Board appointed Fluent, LLC’s senior management team as executive officers of the Company as follows: Ryan Schulke, Chief Executive Officer (principal executive officer); Matthew Conlin, President; Ryan Perfit, Interim Chief Financial Officer (principal financial and accounting officer); and Donald Patrick, Chief Operating Officer.

Changes in the Compensation Committee

During 2017 and through the Spin-off Date (other than Mr. Rubin, who resigned effective March 12, 2018), the members of the Compensation Committee were Steven Rubin (Chairman), Robert Fried, Peter Benz, and Donald Mathis, all of whom are independent directors as determined by the NASDAQ listing standards. Effective as of the Spin-off Date, the members of the Compensation Committee are Donald Mathis (Chairman), Peter Benz, and Andrew Frawley, all of whom are independent directors as determined by the NASDAQ listing standards.

Material Elements of Our Compensation Policy

The core objective of our compensation programs for 2017 was to secure and retain the services of highly qualified executives, with the goal of conserving cash and using non-cash compensation as an incentive. Prior to the Spin-off, we used a combination of salary and long-term equity incentives, principally in the form of RSUs, to compensate our executives. After the Spin-off, we intend to add performance-based cash bonuses as the third key element of our compensation program, subject to review and approval of our Compensation Committee.

The Compensation Committee has not engaged the services of outside compensation consultants nor has it used any specific formula, factors, or particular criteria to be met by a named executive officer or assigned any relative weight to any factors or criteria. Rather the Compensation Committee has considered, holistically, the experience, skills, knowledge and responsibilities of the named executive officers in their respective roles taking into account the strategic direction of the business.

Grants of equity awards are designed to provide a strong incentive for achieving long-term results by aligning the interests of our executives with those of our stockholders, while at the same time encouraging our executives to remain with the Company. The Compensation Committee believes our compensation programs for the named executive officers was appropriately based upon the Company’s performance and the performance and level of responsibility of the executive officer.

Long-Term Equity Incentive Compensation

One of the key elements of our compensation strategy is long-term equity incentives, principally RSUs. A predecessor of the Company adopted the SearchMedia International Limited (“SMIL”) 2008 Amended and Restated Share Incentive Plan (the “2008 Plan”), which established an initial pool of 359,370 equity awards to employees, directors and consultants (SMIL was combined with Ideation Acquisition Corp., a predecessor of the Company in 2009). The 2008 Plan was approved by the combined entities’ stockholders at a Special Meeting of Stockholders held on October 27, 2009 and was later amended to increase the number of eligible equity awards to 600,000 shares, and in September 2011, to 900,000 shares and to 1.2 million shares in December 2013.

In April 2015, the Compensation Committee adopted the 2015 Stock Incentive Plan (the “2015 Plan”), which provided a pool of 2.5 million equity awards. The 2015 Plan was approved by the Company stockholders at the Annual Meeting of Stockholders in June 2015. In November 2015, the Board approved an increase of the 2015 Plan from 2.5 million shares to 12.5 million shares. The Compensation Committee determined the increase in the 2015 Plan was warranted as a result of the Company’s acquisition by merger of Fluent, LLC and the need to establish a pool of equity awards for the Fluent, LLC employees, as well as the anticipated expansion of the Company’s business, including additional personnel. The increase in the 2015 Plan was approved by the Company stockholders at the Annual Meeting of Stockholders held in June 2016. Effective September 6, 2017, the Board and the Company’s Compensation Committee approved an increase in the 2015 Plan by one million shares, resulting in an aggregate of 13.5 million shares of common stock issuable under the 2015 Plan. Stockholders representing a majority in voting power of the Company approved the amendment to the 2015 Plan on September 6, 2017 and the amendment was effective on January 8, 2018.

At the Meeting, we are seeking stockholder approval of the 2018 Fluent, Inc. Stock Incentive Plan (“2018 Plan”). The 2018 Plan authorizes the issuance of ten percent of the Company’s issued and outstanding shares of common stock from time to time.

Compensation Policies Before the Spin-off

The Company maintains its compensation policies to secure and retain the services of highly-qualified executives and to provide compensation to our executives commensurate and aligned with our performance, advancing both our short- and long-term interests and those of our stockholders. We utilize base salary and non-cash long-term incentives to retain talented executives while conserving cash resources and leveraging a greater portion of overall compensation to non-cash, long-term equity incentives. Prior to the Spin-off when the Company was constrained in its cash resources, the Company’s compensation program skewed more heavily to using more long-term equity incentive compensation to both align the interests of its executives with those of its stockholders while at the same marshalling its cash resources.

When determining base salary, the Compensation Committee did not use any specific formula, factors, or particular criteria to be met by a named executive officer and did not assign any relative weight to any factors or criteria to be considered. Rather, the Compensation Committee exercised its judgment, discretion, and experience with developing businesses by considering all factors deemed relevant. In determining base salaries for 2017, the Compensation Committee considered the experience, skills, knowledge, and responsibilities of the named executive officers in their respective roles.

Compensation of Named Executive Officers

Mr. Brauser was elected to the Company’s Board and was appointed Executive Chairman in June 2015. Mr. Brauser began receiving an annual salary of $1.00 commencing in September 2015. Before his appointment as Executive Chairman, and as a result of providing certain consulting services, Mr. Brauser was granted 175,000 RSUs in April 2015 (the “Brauser 2015 RSUs”), which vested over three years.

In recognition of Mr. Brauser’s efforts, including those as the driving force in identifying Fluent, LLC as a strategic merger partner and consummating the transaction in December 2015, based on Mr. Brauser’s preference that compensation for his efforts on behalf of the Company be aligned primarily with the interests of the Company and its stockholders, the Compensation Committee approved and the Company entered into an employment agreement with Mr. Brauser on November 16, 2015 to increase his salary to $25,000 per annum and provide for the award of 5.0 million RSUs outside of the 2015 Plan, subject to stockholder approval (the “Brauser Fluent RSUs”). The Brauser Fluent RSUs were approved at the 2016 Annual Meeting of Stockholders. The Brauser Fluent RSUs vest over a four-year period, provided that the Company has gross revenue in excess of $100 million and positive EBITDA in any one fiscal year during the vesting period (the “Performance Vesting Conditions”). The Company determined the Performance Vesting Conditions were met, effective March 14, 2017, and as a result, 1.25 million of the Brauser Fluent RSUs vested. Mr. Brauser elected to defer delivery of any vested Brauser Fluent RSUs until his separation from service from the Company or death or disability. In addition, the Brauser Fluent RSUs will vest immediately upon: (i) a change in control, (ii) a termination of Brauser’s employment without cause, (iii) Mr. Brauser’s termination of his employment for good reason, or (iv) his death or disability (as such terms are defined in the amended employment agreement) (the “Additional Vesting Conditions”).

On April 13, 2017, the Compensation Committee granted Mr. Brauser 125,000 RSUs for his contributions to the Company (the “Brauser 2017 RSUs” and together with the Brauser 2015 RSUs and the Brauser Fluent RSUs, the “Brauser RSUs”). The Brauser 2017 RSUs vest over three years on June 1, 2017, 2018 and 2019, subject to accelerated vesting under certain conditions. Mr. Brauser elected to defer delivery of any vested Brauser 2017 RSUs until a later date.

Effective on June 23, 2017, the employment agreement with Mr. Brauser was terminated, and Mr. Brauser continued to serve as Chairman of the Board in a non-executive capacity. On September 6, 2017, the Company entered into a consulting services agreement with Mr. Brauser, effective on June 23, 2017, for a term of four years, under which Mr. Brauser served as a strategic advisor to the Company and devoted up to ten hours per month providing the Company services relating to its organizational and capital structure, future financing needs, and future acquisitions and strategic transactions. In consideration of Mr. Brauser’s services, the consulting agreement provided for continued vesting on all outstanding Brauser RSUs granted before the effective date of the consulting services agreement. On December 26, 2017, 1.25 million shares of common stock underlying vested Brauser RSUs were delivered to Mr. Brauser. Also, on January 2, 2018, 1.25 million shares of common stock underlying vested Brauser RSUs were delivered to Mr. Brauser. Additionally, on March 9, 2018, the Board accepted the resignation of Mr. Brauser as Chairman of the Board, to be effective on the Spin-off Date. In connection with Spin-off, on March 12, 2018, all unvested Brauser RSUs were vested and the underlying shares of common stock delivered and all shares of common stock underlying vested Brauser RSUs subject to deferred delivery were delivered.

Mr. Dubner served as our Co-Chief Executive Officer from March 2015 until his appointment as sole Chief Executive Officer in March 2016. Before the TBO Merger (as defined below), Mr. Dubner was employed by The Best One, Inc. (“TBO”) pursuant to a September 30, 2014 Employment Agreement that was amended in March 2015. The Company assumed Mr. Dubner’s agreement as part of its acquisition of TBO, now known as IDI Holdings, LLC, a wholly-owned subsidiary of Red Violet (the “TBO Merger”), when Mr. Dubner’s base salary was $200,000. Mr. Dubner’s agreement provided for a two year term and for an initial grant of 400,000 RSUs, which vest quarterly over the term of the agreement. The agreement provided for severance if Mr. Dubner’s employment was terminated for reasons other than cause equal to his base salary for the balance of the term, provided he is not in violation of the restrictive covenants contained in the agreement. The agreement provided for a cash bonus of $100,000 upon consummation of TBO’s sale, merger, consolidation, share exchange or like transaction with a publicly-traded entity and also provided for a cash bonus of $150,000 upon raising the first $5.0 million in any financing or series of related financings following a transaction that triggers the first bonus. Mr. Dubner was paid the $100,000 bonus on the closing of the TBO Merger and was paid the $150,000 bonus following the July 23, 2015 registered direct placement of Company shares which resulted in approximately $10.0 million in gross proceeds. On April 29, 2015 Mr. Dubner was granted an additional 175,000 RSUs, which vest over three years.

On August 22, 2015, the Compensation Committee increased Mr. Dubner’s salary to $264,000 per annum, based on his individual and the Company’s performance. In recognition of his efforts in closing the Fluent, LLC acquisition and related transactions, the Compensation Committee amended Mr. Dubner’s agreement on November 16, 2015 to reflect the previous increase in base salary, to award him 500,000 RSUs under the 2015 Plan, and to extend the term until September 30, 2017. The RSUs vest over three years and are subject to the Performance Vesting Conditions and the Additional Vesting Conditions. The Company determined the Performance Vesting Conditions were met, effective March 14, 2017. On July 7, 2016, the Compensation Committee increased Mr. Dubner’s salary to $325,000 per annum, effective July 1, 2016, based on his individual performance and the Company’s performance in the preceding year.

On April 11, 2017, the Compensation Committee amended Mr. Dubner’s agreement to extend the term of his employment through April 30, 2020 and to award him 125,000 RSUs under the 2015 Plan effective April 13, 2017, which vest over three years, with one-third of such RSUs having vested on June 1, 2017 and the remaining RSUs vesting in equal amounts on June 1, 2018 and 2019. Such RSUs vest in full upon a Company change in control, termination of Mr. Dubner without cause, termination by Mr. Dubner for good reason, Mr. Dubner’s death or disability, or a termination of Mr. Dubner due to an “adverse ruling” (as such term is defined in the employment agreement).

On September 5, 2017, the Compensation Committee approved an equity grant under the 2015 Plan to Mr. Dubner of 300,000 shares of restricted stock effective September 7, 2017. 150,000 of such shares vested on the effective date of the grant and the remaining 150,000 vest in equal amounts on each of September 1, 2018 and 2019.

On March 12, 2018, Mr. Dubner resigned as the Company’s Chief Executive Officer, effective on the Spin-off Date. In connection with Spin-off, on March 12, 2018, all unvested RSUs and shares of restricted stock held by Mr. Dubner were vested and the underlying shares of common stock delivered.

Mr. Reilly served as the Company’s President and Chief Operating Officer from June 2015 through July 2016. Before the TBO Merger, Mr. Reilly was employed by TBO pursuant to a September 30, 2014 Employment Agreement, as amended on March 17, 2015. The Company assumed Mr. Reilly’s agreement as part of the TBO Merger. Mr. Reilly’s base salary was $200,000 and the agreement provided for a two-year term. Mr. Reilly’s agreement provided for an initial grant of 200,000 RSUs, which vest quarterly over the term of the agreement. The agreement provided for a cash bonus of $100,000 upon consummation of TBO’s sale, merger, consolidation, share exchange or like transaction with a publicly-traded entity. Mr. Reilly was paid the $100,000 bonus on the closing of the TBO Merger.

On August 22, 2015, the Compensation Committee increased Mr. Reilly’s salary to $264,000 per annum, based on his individual and the Company’s performance. In recognition of his efforts in closing the Fluent, LLC acquisition and related transactions, the Compensation Committee amended Mr. Reilly’s agreement on November 16, 2015 to reflect the previous increase in base salary, to award him 500,000 RSUs under the 2015 Plan, and to extend the term until September 30, 2017. The RSUs vest over three years and are subject to certain vesting conditions.

In July 2016, a temporary injunction was entered against Mr. Reilly, in the matter of TransUnion Risk and Alternative Data Solutions, Inc. vs. James Reilly. On March 23, 2017, the court granted Mr. Reilly’s motion to modify the temporary injunction from a period of two years to one year. During the pendency of the temporary injunction, Mr. Reilly’s responsibilities as President were assigned to Mr. Dubner. Mr. Reilly resumed performance of services for the Company as President effective July 1, 2017.

On September 7, 2017, the Compensation Committee amended Mr. Reilly’s agreement to extend the term of his employment through April 30, 2020 and modify some of its termination provisions. Additionally, the Compensation Committee accelerated the vesting and delivered the shares including 166,667 unvested RSUs awarded to Mr. Reilly that vested on November 16, 2017.

On March 12, 2018, Mr. Reilly resigned as the Company’s President, effective on the Spin-off Date. In connection with Spin-off, on March 12, 2018, all unvested RSUs held by Mr. Reilly were vested and the underlying shares of common stock delivered.

In March 2016, the Board appointed Mr. MacLachlan as Chief Financial Officer and principal financial officer. Pursuant to the terms of his employment agreement with TBO effective on October 2, 2014, as amended, which was assumed by the Company in the TBO Merger, the Company paid Mr. MacLachlan an annual salary of $185,000, and under the agreement, Mr. MacLachlan received 50,000 RSUs, which vested in equal quarterly installments during the term of the agreement and were delivered at the end of the two-year vesting period. On December 11, 2014, Mr. MacLachlan was granted 50,000 RSUs which vested in equal quarterly installments over a two-year term and were delivered at the end of such term. The term of the assumed employment agreement was through September 30, 2016. The Compensation Committee ratified Mr. MacLachlan’s employment agreement in March 2016. In October 2016, the Company entered into a second amendment to employment agreement with Mr. MacLachlan relating to his service as Chief Financial Officer of the Company (the “MacLachlan Amendment”). Pursuant to the MacLachlan Amendment, the Company and Mr. MacLachlan agreed to extend the term of his employment through September 30, 2017. All other terms of Mr. MacLachlan’s employment agreement remain unchanged. On July 7, 2016, the Compensation Committee increased Mr. MacLachlan’s salary to $220,000 per annum, effective July 1, 2016, based on his individual and the Company’s performance in the preceding year. Effective January 1, 2017, the Compensation Committee increased Mr. MacLachlan’s salary to $226,269 per annum.

On April 11, 2017, the Compensation Committee amended Mr. MacLachlan’s agreement to extend the term of his employment through April 30, 2020 and to award him 100,000 RSUs under the 2015 Plan effective April 13, 201, which vest over three years, with one-third of such RSUs having vested on June 1, 2017 and the remaining RSUs vesting in equal amounts on June 1, 2018 and 2019. Such unvested RSUs vest in full upon a Company change in control, termination of Mr. MacLachlan without cause, termination by Mr. MacLachlan for good reason, Mr. MacLachlan’s death or disability, or a termination of Mr. MacLachlan due to an “adverse ruling” (as such term is defined in the employment agreement).

On September 5, 2017, the Compensation Committee approved an equity grant under the 2015 Plan to Mr. MacLachlan of 350,000 shares of common stock effective September 7, 2017.

On March 12, 2018, Mr. MacLachlan resigned as the Company’s Chief Financial Officer, effective on the Spin-off Date. In connection with Spin-off, on March 12, 2018, all unvested RSUs held by Mr. MacLachlan were vested and the underlying shares of common stock delivered.

On September 13, 2016, the Board appointed Jeff Dell as Chief Information Officer. Mr. Dell served as our VP Information Security from July 2015 through May 2016 and Interim Chief Information Officer from June 2016 through September 2016, and was appointed Chief Information Officer on September 13, 2016. Mr. Dell’s salary was $150,000 per annum through May 15, 2016 and was increased to $185,000 per annum through December 31, 2016. Mr. Dell’s current salary is $215,000 per annum effective January 1, 2017. On April 13,

2017, Mr. Dell received a grant of 40,000 RSUs, which vest over three years, with one third of such RSUs having vested on June 1, 2017 and the remaining RSUs vesting on June 1, 2018 and 2019 in equal amounts, subject to accelerated vesting under certain conditions, including a change of control. On March 12, 2018, Mr. Dell resigned as the Company’s Chief Information Officer, effective on the Spin-off Date. In connection with Spin-off, on March 12, 2018, all unvested RSUs held by Mr. Dell were vested and the underlying shares of common stock delivered.

On August 8, 2016, the Board appointed Harry Jordan as the Company’s Chief Operating Officer. Mr. Jordan received an annual salary of $225,000. Additionally, on August 8, 2016, Mr. Jordan was awarded 100,000 RSUs, which vest in three equal annual installments, with the first vesting having occurred on August 8, 2017. The RSUs vest in full upon a Company change in control, as defined in the agreement, or Mr. Jordan’s death or disability. On April 13, 2017, Mr. Jordan received a grant of 50,000 RSUs, which vest over three years, with one third of such RSUs having vested on June 1, 2017 and the remaining RSUs vesting on June 1, 2018 and 2019 in equal amounts, subject to accelerated vesting under certain conditions. Additionally, on September 7, 2017, Mr. Jordan received a grant of 50,000 RSUs. The RSUs vest in three equal annual installments on September 6, 2018, 2019 and 2020. Mr. Jordan’s service as our Chief Operating Officer terminated on December 1, 2017 and all unvested RSUs held by Mr. Jordan were cancelled.

Compensation Policies After the Spin-off

In connection with the Spin-off, the Company’s executive officers and the composition of the Compensation Committee has changed. As the current compensation programs and policies for our current executive officers reflect those programs and policies used by Fluent, LLC, the current Compensation Committee has begun to review and assess the compensation programs to be adopted by the Company going forward.

Compensation of Current Executive Officers.

Before the Spin-off, Mr. Schulke was employed by Fluent, LLC as its Chief Executive Officer pursuant to a December 8, 2015 employment agreement. The Company assumed Mr. Schulke’s agreement as part of the Spin-off. Mr. Schulke’s initial base salary was $260,000, which was increased to $300,000 effective February 1, 2018. The agreement provides for a two-year term subject to automatic one-year renewals unless either party elects not to renew. If Mr. Schulke’s employment is terminated because of his death or disability, he or his estate will be paid an amount equal to one-year of base salary. If Mr. Schulke’s employment is terminated without cause or he resigns with good reason, he will be paid the greater of the base salary for the balance of the term or one year of base salary, plus any prior year unpaid bonus and a prorated portion of his current year bonus. Payment of the foregoing is conditioned on Mr. Schulke not being in violation of the agreement’s restrictive covenant provisions. The agreement provides for a bonus of no less than 25% of annual salary based on achievement of Fluent, LLC and personal goals. Mr. Schulke was paid a bonus of $235,327 for 2017.

Mr. Schulke’s agreement provided for an initial grant of 550,000 RSUs, which vest in annual installments over three years. Mr. Schulke elected to defer to the delivery of the shares until his separation from service or a change in control in the Company. Mr. Schulke was granted 50,000 RSUs on April 13, 2017 which vest over three years starting on February 1, 2018. Mr. Schulke elected to defer to the delivery of the shares until his separation from service or a change in control in the Company.

On March 9, 2018, the Compensation Committee awarded Mr. Schulke an annual grant of 80,000 RSUs which were granted on March 20, 2018 and a grant of 480,000 deferred stock units (“DSUs”) in connection with the Spin-off which were granted on March 27, 2018. All of the RSUs were granted under the 2015 Plan; the annual grant has three-year vesting starting on March 1, 2019 and Mr. Schulke elected to defer the delivery of the shares until his separation from service or a change in control in the Company. The DSUs granted in connection with the Spin-off were fully vested but subject to deferred delivery in three equal annual installments starting on March 27, 2019.

The terms of Mr. Conlin’s employment mirror those of Mr. Schulke’s except that Mr. Conlin is employed as Fluent’s President. Mr. Conlin was paid the same salary and bonus as Mr. Schulke for 2017. Mr. Conlin was granted the same number of RSUs as Mr. Schulke with the same vesting schedules and has also made the same deferral elections as Mr. Schulke.

Mr. Patrick is employed as Fluent’s Chief Operating Officer pursuant to an employment agreement effective January 8, 2018. Mr. Patrick’s annual base salary is $300,000 with a bonus of no less than 40% of his annual salary based on the achievement of Fluent and personal goals. The agreement has a two-year term. The agreement provides that if Mr. Patrick’s employment is terminated without cause, Mr. Patrick will be paid severance equal to (a) six months’ base salary if the termination occurs after six months and on or before the end of the first year of the term, or (b) twelve months’ base salary if the termination occurs after the first year of the term plus any unpaid bonus for the year prior to termination and a prorated portion of the bonus for the year of termination. Payment of the foregoing is conditioned on Mr. Patrick not being in violation of the agreement’s restrictive covenant provisions.

On March 9, 2018, the Compensation Committee awarded Mr. Patrick 100,000 RSUs under the 2015 Plan. 75,000 of these RSUs are provided for in Mr. Patrick’s employment agreement and vest in three equal annual installments beginning on February 1, 2019. 25,000 of these RSUs were given as an annual grant and vest in three equal annual installments beginning on March 1, 2019. The RSUs vest in three equal installments starting on March 1, 2019. He was also awarded 75,000 DSUs in connection with the Spin-off on March 27, 2018. The DSUs were fully vested upon the grant subject to deferred delivery in three equal annual installments starting on March 27, 2019.

Mr. Perfit is employed pursuant to a letter agreement dated January 16, 2012 which was amended on October 2, 2014. Mr. Perfit’s current agreement does not provide for any severance on termination of his employment. Mr. Perfit’s annual salary is currently $250,000 plus a bonus based on individual and Fluent performance. Mr. Perfit was paid a bonus for 2017 of $172,017.

Mr. Perfit was awarded 90,000 RSUs on December 8, 2015 which vest in three annual installments of 27,000, 27,000 and 36,000 starting on January 1, 2016. Mr. Perfit was granted 32,000 RSUs on April 13, 2017 which vest in three equal annual installments starting on February 1, 2018. On March 9, 2018, the Compensation Committee awarded Mr. Perfit an annual grant of 50,000 RSUs and a grant of 90,000 DSUs in connection with the Spin-off. All of the RSUs were granted under the 2015 Plan; the annual grant has three-year vesting starting on March 1, 2019 and the Spin-off related DSUs, which were grated on March 27, 2018, were fully vested but subject to deferred delivery in three equal annual installments starting on March 27, 2019.

Effective on the Spin-off Date, the Compensation Committee approved cash bonuses to our current executive officers as set forth below:

Name	Title	Amount of Cash Bonus	Payment Terms
Ryan Schulke	Chief Executive Officer	$125,000	Payable in full on March 30, 2018
Matthew Conlin	President	$125,000	Payable in full on March 30, 2018
Ryan Perfit	Interim Chief Financial Officer	$140,000	$91,000 payable on March 30, 2018 and $49,000 payable on or about March 30, 2019
Don Patrick	Chief Operating Officer	$120,000	Payable on or about March 30, 2019

The Role of Stockholder Say on Pay Votes

The Board, Compensation Committee, and management value the opinions of our stockholders. We provide our stockholders with the opportunity to cast an advisory vote to approve named executive officer compensation, including compensation that may be paid in connection with a change in control or a termination, every year. We refer to this advisory vote as Say on Pay. At our annual meeting of stockholders held in June 2017, approximately 98.3% of the stockholders who voted on the Say on Pay proposal voted in favor of the compensation of our named executive officers as disclosed in our 2017 proxy statement. Although the advisory Say On Pay vote is non-binding, our Compensation Committee has considered the outcome of the vote and determined not to make material changes to our executive compensation programs because the Compensation Committee believes this advisory vote indicates considerable stockholder support for our approach to executive compensation. Our Compensation Committee will continue to consider the outcome of our Say on Pay votes when making future compensation decisions for our named executive officers.

Compensation Policies and Practices as They Relate to Risk Management

Our executive compensation program is designed to attract and retain our officers and to motivate them to increase stockholder value on both an annual and longer term basis primarily by generating increasing levels of revenue and net income. To that end, compensation packages include significant forms of incentive compensation to ensure that an executive officer’s interest is aligned with the interests of our stockholders in generating revenue and net income. Based upon the Compensation Committee’s regular review of the Company’s compensation policies and practices, the Compensation committee determined that the risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company.

COMPENSATION COMMITTEE REPORT

The following statement made by our Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate such statement by reference.

Fluent’s Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year that ended on December 31, 2017.

Compensation Committee:

Donald Mathis — Chairman

Peter Benz

Andrew Frawley

SUMMARY COMPENSATION TABLE

The following table summarizes the compensation for each of the named executive officers for the last three completed fiscal years.

Name and principal position	Year	Salary	Non-equity incentive plan compensation	Stock awards (1)	All other compensation	Total
Michael Brauser (2)	2017	$12,500	$—	$700,000	$—	$712,500
(Chairman)	2016	$25,000	$—	$—	$—	$25,000
	2015	$2,083	$—	$52,787,500	$—	$52,789,583

Derek Dubner (3)	2017	$325,000	$—	$2,395,000	$—	$2,720,000
(Chief Executive Officer)	2016	$294,500	$—	$—	$—	$294,500
	2015	$180,834	$250,000	$6,302,500	$—	$6,733,334

James Reilly (4)	2017	$264,000	$—	$—	$—	$264,000
(President)	2016	$264,000	$—	$—	$—	$264,000
	2015	$180,834	$100,000	$5,977,500	$—	$6,258,334

Daniel MacLachlan (5)	2017	$226,269	$—	$2,537,500	$—	$2,763,769
(Chief Financial Officer)	2016	$171,667	$—	$—	$—	$171,667

Jeff Dell (6)	2017	$215,000	$—	$224,000	$—	$439,000
(Chief Information Officer)	2016	$171,875	$—	$—	$—	$171,875

Harry Jordan (7)	2017	$215,625	$—	$562,500	$18,700	$796,825
(Chief Operating Officer)	2016	$93,750	$—	$517,000	$—	$610,750

(1)	This column reflects the aggregate grant date fair value of stock awards granted in 2017, 2016 and 2015 computed in accordance with FASB ASC Topic 718. In determining the grant date fair value for restricted stock units, the Company used the closing price of the Company’s common stock on the grant date.
(2)	Mr. Brauser served as the Company’s Executive Chairman from June 16, 2015 to June 23, 2017 and as the Company’s non-executive Chairman from June 24, 2017 through March 26, 2018. Mr. Brauser was granted 125,000 shares of RSUs on April 13, 2017 at a fair value of $5.60 per share, 5,000,000 RSUs on November 16, 2015 at a fair value of $10.33 per share, and 175,000 RSUs on April 29, 2015 at a fair value of $6.50 per share.
(3)	Mr. Dubner served as the Company’s Chief Executive Officer and director from March 9, 2016 through March 26, 2018, and as the Co-Chief Executive Officer and director for the period from March 21, 2015 through March 9, 2016. Mr. Dubner was granted 125,000 shares of RSUs on April 13, 2017 at a fair value of $5.60 per share, 300,000 shares of restricted stock on September 7, 2017 at a fair value of $5.65 per share, 175,000 shares of RSUs on April 29, 2015 at a fair value of $6.50 per share, and 500,000 shares of RSUs on November 16, 2015 at a fair value of $10.33 per share.
(4)	Mr. Reilly served as the Company’s President and Chief Operating Officer from June 2015 until June 30, 2016 and resumed service as the Company’s President on July 1, 2017. The salary disclosed for 2017 reflects Mr. Reilly’s compensation from January 1, 2017 through December 31, 2017, which includes $132,000 that was paid to Mr. Reilly in relation to the period from January 1, 2017 through June 30, 2017, in accordance with his employment agreement. The salary disclosed in 2016 reflects Mr. Reilly’s compensation from January 1, 2016 through December 31, 2016, which includes $132,000 that was paid to Mr. Reilly in relation to the period from July 1, 2016 through December 31, 2016, in accordance with his employment agreement. The salary disclosed in 2015 reflects Mr. Reilly’s service from March 21, 2015 through December 31, 2015. Mr. Reilly was granted 125,000 RSUs on April 29, 2015 at a fair value of $6.50 per share, and 500,000 RSUs on November 16, 2015 at a fair value of $10.33 per share.
(5)	Mr. MacLachlan began service as the Company’s Chief Financial Officer on March 29, 2016. Mr. MacLachlan was granted 100,000 shares of RSUs on April 13, 2017 at a fair value of $5.60 per share, and 350,000 shares of stock on September 7, 2017 at a fair value of $5.65 per share.

(6)	Mr. Dell began service as the Company’s Chief Information Officer on September 13, 2016. Mr. Dell previously served as Interim Chief Information Officer and VP Information Security from July 2015 through September 2016. Mr. Dell was granted 40,000 shares of RSUs on April 13, 2017 at a fair value of $5.60 per share.
(7)	Mr. Jordan served as the Company’s Chief Operating Officer during the period from August 8, 2016 to December 1, 2017. Mr. Jordan was granted 50,000 shares of RSUs on April 13, 2017 at a fair value of $5.60 per share, 50,000 shares of RSUs on September 7, 2017 at a fair value of $5.65 per share, 100,000 RSUs on August 8, 2016 at a fair value of $5.17 per share, and upon the termination of Mr. Jordan’s service on December 1, 2017, 33,333 shares, 50,000 shares and 66,666 shares of RSUs granted above were forfeited, respectively. The table above includes the total fair value of RSUs granted in 2017 and 2016 at the grant dates. In addition, $18,700 was paid to Mr. Jordan as severance upon the termination of Mr. Jordan’s service.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth each grant of an award made to the named executive officers for the year ended December 31, 2017 under any Company plan.

Name	Grant date	All other stock awards: Number of shares of stock or units (#) (1)		Grant date fair value of stock awards (2)
Michael Brauser	04/13/17	125,000	(3)	$700,000
Derek Dubner	04/13/17	125,000	(3)	$700,000
	09/07/17	300,000	(4)	$1,695,000
James Reilly	—	—		$—
Daniel MacLachlan	04/13/17	100,000	(3)	$560,000
	09/07/17	350,000	(5)	$1,977,500
Jeff Dell	04/13/17	40,000		$224,000
Harry Jordan	04/13/17	50,000	(6)	$282,500
	09/07/17	50,000	(7)	$280,000

(1)	Represents the number of shares of RSUs or restricted stock granted in 2017 to named executive officers. Each RSU represents the right to receive one share of the Company’s common stock upon vesting. The shares of restricted stock are subject to forfeiture if the vesting requirements are not met.
(2)	Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. In determining the grant date fair value for RSUs and restricted stock, we used the closing price of our common stock on the grant date.
(3)	Represents RSUs granted on April 13, 2017, which vest in three equal annual installments beginning on June 1, 2017. The grant date fair value was $5.60 per share. In connection with the Spin-off, the Company accelerated vesting and delivery of the shares underlying the RSUs on March 12, 2018.
(4)	Represents restricted stock granted on September 7, 2017 to Mr. Dubner, of which 150,000 shares vested on September 7, 2017. The grant date fair value was $5.65 per share. In connection with the Spin-off, the Company accelerated the vesting of the remaining shares of restricted stock.
(5)	Represents restricted stock granted on September 7, 2017 to Mr. MacLachlan, which vested in full on September 7, 2017. The grant date fair value was $5.65 per share.
(6)	Of the 50,000 shares of RSUs granted to Mr. Jordan, 16,667 shares underlying the RSUs vested on June 1, 2017 and 33,333 RSUs were forfeited upon the termination of Mr. Jordan’s service on December 1, 2017.
(7)	Represents RSUs granted to Mr. Jordan on September 7, 2017. The grant date fair value was $5.65 per share. All of these RSUs were forfeited upon the termination of Mr. Jordan’s service on December 1, 2017.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth certain information regarding equity-based awards held by the named executive officers as of December 31, 2017.

Name	Stock awards
	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested (4)
Michael Brauser	3,891,660	(1)	$17,123,304
Derek Dubner	624,998	(2)	$2,749,991
James Reilly	208,332	(3)	$916,661
Daniel MacLachlan	66,666	(3)	$293,330
Jeff Dell	43,332	(3)	$190,661
Harry Jordan	—		$—

(1)	Represents RSUs granted to Mr. Brauser under the 2015 Plan of 141,660 shares and 3,750,000 shares granted outside of the 2015 Plan. The RSUs granted under 2015 Plan vest in three equal annual installments beginning on the first anniversary of the grant date, while the RSUs granted outside the 2015 Plan held by Mr. Brauser vest in four equal annual installments beginning on the first anniversary of the grant date. Each RSU represents the right to receive one share of common stock upon vesting. The 3,750,000 shares of RSUs held by Mr. Brauser as of December 31, 2017 include 1,250,000 shares that have been vested but not delivered as of December 31, 2017.
(2)	Represents shares of awards granted under the 2015 Plan to Mr. Dubner, including 474,998 shares of RSUs and 150,000 shares of restricted stock as of December 31, 2017. The RSUs vest in three equal annual installments beginning on the first anniversary of the grant date, while the unvested 150,000 restricted stock will be vested in two equal installments on September 1, 208 and September 1, 2019. Each RSU or restricted stock represents the right to receive one share of common stock upon vesting. Among the 474,998 shares of RSUs held by Mr. Dubner as of December 31, 2017, there were 166,500 shares that have been vested but not delivered as of December 31, 2017.
(3)	Represents RSUs granted under the 2015 Plan. Such RSUs vest in three equal annual installments beginning on the first anniversary of the grant date. Each RSU represents the right to receive one share of common stock upon vesting.
(4)	Determined by multiplying the closing price of the Company’s common stock on December 29, 2017, $4.40, by the number of shares of common stock underlying the RSUs or restricted stock.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth each exercise of stock options, SARs or similar instruments and each vesting of stock, RSUs and similar instruments by the named executive officers for the year ended December 31, 2017.

Name	Stock awards
	Number of shares acquired on vesting (#) (1)		Value realized on vesting (2)
Michael Brauser	1,350,001		$5,435,837
Derek Dubner	353,967	(3)	$1,477,021
James Reilly	375,001		$1,563,337
Daniel MacLachlan	369,695	(4)	$1,808,177
Jeff Dell	25,001		$102,754
Harry Jordan	50,001		$221,671

(1)	Amounts shown in these columns reflect RSUs or restricted stock that vested and delivered during 2017.

(2)	The aggregate dollar value realized upon vesting and delivery of stock, based on the then market value, including the value of shares of common stock withheld upon vesting of RSUs or restricted stock and delivery of underlying shares of common stock.
(3)	Does not include 62,701 shares of common stock withheld upon vesting of the RSUs in connection with the payment of a tax liability.
(4)	Does not include 13,649 shares of common stock withheld upon vesting of the RSUs in connection with the payment of a tax liability.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table sets forth information with respect to the value of payments or vesting acceleration, as applicable, such named executive officer would be entitled to receive assuming a qualifying termination or change in control, as applicable, as of December 31, 2017.

Name	Severance amount		Early vesting of stock awards (1)(2)		Total
Michael Brauser	$—		$11,623,326	(3)	$11,623,326
Derek Dubner	$758,333	(4)	$2,016,731	(5)	$2,775,064
James Reilly	$616,000	(4)	$916,661	(6)	$1,532,661
Daniel MacLachlan	$527,961	(4)	$293,330	(7)	$821,291
Jeff Dell	$—		$190,661	(8)	$190,661
Harry Jordan (9)	$—		$—		$—

(1)	Determined by multiplying the closing price of the Company’s common stock on December 29, 2017, $4.40, by the number of shares of common stock underlying the early vesting of RSUs or restricted stock.
(2)	In the event of a qualifying termination, all unvested RSUs at the time of termination shall expire and be forfeited immediately and returned to the Company. In the event of a change of control, all unvested RSUs shall immediately vest.
(3)	Reflects vesting of 2,641,660 shares of RSUs in the event of qualifying termination.
(4)	In accordance with Mr. Dubner’s, Mr. Reilly’s and Mr. MacLachlan’s third amendment to employment agreements effective April 11, 2017 and ending on April 30, 2020, upon termination without cause, or as a result of any successor refusing to accept assignment, termination for good reason or termination due to an adverse ruling, the Company shall pay to the employee the greater of the employee’s base salary for the remainder of the term and two years of the employee’s base salary. The severance amount are $758,333, $616,000 and $527,961 for Mr. Dubner, Mr. Reilly and Mr. MacLachlan, respectively, assuming a qualifying termination as of December 31, 2017.
(5)	Reflects vesting of 458,348 shares of RSUs in the event of qualifying termination.
(6)	Reflects vesting of 208,332 shares of RSUs in the event of qualifying termination.
(7)	Reflects vesting of 66,666 shares of RSUs in the event of qualifying termination.
(8)	Reflects vesting of 43,332 shares of RSUs in the event of qualifying termination.
(9)	Mr. Jordan’s service was terminated on December 1, 2017, and $18,700 was paid to Mr. Jordan as severance upon the termination of Mr. Jordan’s service.

CEO PAY RATIO DISCLOSURE

As required by SEC rules, we are providing the following information about the relationship of the annual total compensation of our CEO to that of our median employee. The pay ratio and annual total compensation amount disclosed in this section are reasonable estimates that have been calculated using methodologies and assumptions permitted by SEC rules.

Median Employee Determination

We identified our median employee by calculating the 2017 cash compensation for all employees, excluding the CEO, who were employed by us on December 31, 2017. This included 212 employees, and included all full-time and part-time employees. The calculation included employees who were active on December 31, 2017 but not employed for all of 2017 and the calculation did not annualize their compensation. Cash compensation included all earnings paid to each employee during the calendar year, including base salary and wages, bonus, commission and overtime pay.

Annual Compensation of Median Employee Using Summary Compensation Table Methodology

After identifying the median employee as described above, we calculated annual total compensation for this employee using the same methodology we use for our CEO in the 2017 Summary Compensation Table. This compensation calculation includes base salary and wages, bonus, commission, overtime pay and equity awards. The compensation for our median employee was $94,462 and the compensation for the CEO was $2,720,000.

2017 Pay Ratio

Based on the above information, the ratio of the annual total compensation of our CEO to the median employee is 29:1. The pay ratio reported by other companies may not be comparable to the pay ratio reported above, due to variances in business mix, proportion of part-time employees and distribution of employees across geographies. We seek to attract, incentivize and retain our employees through a combination of competitive base pay, bonus opportunities and the opportunity to participate in our employee stock equity plan and other benefits.

PROPOSAL 3

2018 FLUENT INC. STOCK INCENTIVE PLAN

Overview

The Board has approved the Fluent 2018 Stock Incentive Plan (the “Plan”) pursuant to which Fluent may issue up to ten percent of the Company’s issued and outstanding shares of common stock. The primary purpose of the Plan is to attract, retain, reward, and motivate certain individuals by providing them with an opportunity to acquire or increase a proprietary interest in Fluent and to incentivize them to expend maximum effort for Fluent’s growth and success, so as to strengthen the mutuality of the interests between such individuals and the Fluent stockholders. As of the date of this Proxy Statement, no awards have been issued under the Plan.

Plan Summary

The following discussion summarizes the material terms of the Plan. This discussion is not intended to be complete and is qualified in its entirety by reference to the full text of the Plan, which is included as an Annex to this Proxy Statement.

Administration

The Plan will be administered by the Compensation Committee of the Board (for purpose of this description of the Plan, the “Committee”). If no Committee exists, the independent Board members of Fluent will exercise the functions of the Committee. The Committee has given Mr. Schulke the authority to grant to non-executive officer employees up to 500,000 shares underlying equity awards under the Plan annually.

All grants under the Plan will be evidenced by an award agreement that will incorporate the terms and conditions of the Plan as the Committee deems necessary or appropriate.

Coverage Eligibility

The Plan provides for the issuance of awards (each, an “Award”) consisting of stock options (“Options”), stock appreciation rights (“SARs”), restricted stock (“Restricted Stock”), restricted stock units (“RSUs”), performance shares (“Performance Shares”), and performance units (“Performance Units”). Incentive stock options (“ISOs”) may be granted under the Plan only to our employees. Our employees, consultants, directors, independent contractors, and certain prospective employees who have committed to become an employee are eligible to receive all other types of awards under the Plan (each an “Eligible Individual”).

Shares Reserved for Issuance Under the Plan

Subject to adjustment as described below and under the section titled “Change in Control,” the number of shares of common stock available for issuance under the Plan will be ten percent of the Company’s issued and outstanding shares of common stock. A maximum of 7,521,804 shares of common stock may be issued pursuant to ISOs under the Plan. Notwithstanding the foregoing, if any Award is cancelled, forfeited or terminated for any reason prior to exercise, delivery or becoming vested in full, the shares of common stock that were subject to the cancelled Award will become available for future Awards granted under the Plan; provided, however, that any shares of common stock subject to an Award that are cancelled to pay the exercise price of a stock option, purchase price or any taxes or tax withholdings on an Award will not be available for future Awards granted under this Plan.

If the outstanding shares of common stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities by reason of any recapitalization, reclassification, reorganization, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in common stock or other increase or decrease in such shares effected without receipt of consideration by Fluent, the Committee shall make an appropriate and proportionate adjustment to: (i) the aggregate number and kind of shares of common stock available under the Plan, (ii) the calculation of the reduction of shares of common stock available under the Plan, (iii) the number and kind of shares of common stock issuable pursuant to outstanding Awards granted under the Plan and/or (iv) the exercise price of outstanding Options or SARs granted under the Plan. No fractional shares of common stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit. Any adjustments made to any ISO shall be made in accordance with Section 424 of the Internal Revenue Code (the “Code”).

Stock Options

The Committee acting in its absolute discretion has the right to grant Options to Eligible Individuals to purchase shares of common stock. Each grant shall be evidenced by an option certificate setting forth whether the Option is an ISO, which is intended to qualify for special tax treatment under Code Section 422, or a non-qualified incentive stock option (“Non-ISO”). Each Option granted under the Plan entitles the holder thereof to purchase the number of shares of common stock specified in the grant at the exercise price specified in the related option certificate. At the discretion of the Committee, the option certificate can provide for payment of the exercise price either in cash, by check, bank draft, money order, in common stock and by any other method which the Committee, in its sole and absolute discretion and to the extent permitted by applicable law, may permit.

The terms and conditions of each Option granted under the Plan will be determined by the Committee, but no Option will be granted at an exercise price which is less than the fair market value of the common stock on the grant date (generally, the closing price for the common stock on the principal securities exchange on which the common stock is traded or listed on the date the Option is granted or, if there was no closing price on that date, on the last preceding date on which a closing price was reported). In addition, if the Option is an ISO that is granted to a 10% stockholder of the Company, the Option exercise price will be no less than 110% of the fair market value of the shares of common stock on the grant date. Except for adjustments as described under “Shares Reserved for Issuance Under the Plan” above and “Change in Control” below, without the approval of the Company’s stockholders, the option price shall not be reduced after the Option is granted, an Option may not be cancelled in exchange for cash or another Award, and no other action may be made with respect to an Option that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the common stock is traded.

No Options may be exercised prior to the satisfaction of the conditions and vesting schedule provided for in the Plan and in the Award Agreement relating thereto. No Option may be exercisable more than 10 years from the grant date, or, if the Option is an ISO granted to a 10% stockholder of the Company, it may not be exercisable more than five years from the grant date. Moreover, no Option will be treated as an ISO to the extent that the aggregate fair market value of the common stock subject to the Option (determined as of the date the ISO was granted) which would first become exercisable in any calendar year exceeds $100,000. The Committee may not, as part of an Option grant, provide for an Option reload feature whereby an additional Option is automatically granted to pay all or a part of the Option exercise price or a part of any related tax withholding requirement.

Restricted Stock and Restricted Stock Units

The Committee may grant to such Eligible Individuals as the Committee may determine, Restricted Stock and RSUs, in such amounts and on such terms and conditions as the Committee shall determine in its sole and absolute discretion. The Committee shall impose such restrictions on any Restricted Stock and RSUs granted pursuant to the Plan as it may deem advisable including, without limitation, time-based vesting restrictions or the attainment of performance goals. With respect to a grant of Restricted Stock, the Company may issue a certificate evidencing such Restricted Stock to the Eligible Individual or issue and hold such shares of Restricted Stock for the benefit of the Eligible Individual until the applicable restrictions expire. The Company may legend the certificate representing Restricted Stock to give appropriate notice of such restrictions. Unless otherwise provided in an Award Agreement, until the expiration of all applicable restrictions, (i) the Restricted Stock shall be treated as outstanding, (ii) the Eligible Individual holding shares of Restricted Stock may exercise full voting rights with respect to such shares, and (iii) the Eligible Individual holding shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such shares while they are so held. If any such dividends or distributions are paid in shares of Common Stock, such shares shall be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid. Notwithstanding anything to the contrary, at the discretion of the Committee, all such dividends and distributions may be held in escrow by the Company (subject to the same restrictions on forfeitability) until all restrictions on the respective Restricted Stock have lapsed. Holders of the RSUs shall not have any of the rights of a stockholder, including the right to vote or receive dividends and other distributions, until Common Stock shall have been issued in the Eligible Individual’s name pursuant to the RSUs; provided, however the Committee, in its sole and absolute discretion, may provide for dividend equivalents on RSUs provided such dividend equivalents shall be held by the Company (subject to the same restrictions on forfeitability) until all restrictions on the respective RSUs have lapsed.

Unless otherwise provided in the Plan or Award Agreement, Common Stock will be issued with respect to RSUs no later than March 15 of the year immediately following the year in which the RSUs are first no longer subject to a substantial risk of forfeiture as such term is defined in Code Section 409A and the regulations issued thereunder (“RSU Payment Date”). If an Eligible Individual has elected to defer the receipt of Common Stock pursuant to an Award Agreement beyond the RSU Payment Date, then the Common Stock will be issued at the time specified in the Award Agreement or related deferral election form. In addition, unless otherwise provided in the Award Agreement, if the receipt of Common Stock is deferred past the RSU Payment Date, dividend equivalents on the Common Stock covered by the RSUs shall be deferred until the RSU Payment Date.

Stock Appreciation Rights

The Committee has the right to grant SARs to Eligible Individuals in such amounts and on such terms and conditions as the Committee shall determine in its sole and absolute discretion. Unless otherwise provided in an Award Agreement, the terms and conditions (including, without limitation, the limitations on the exercise price, exercise period, repricing and termination) of the SAR shall be substantially identical to the terms and conditions that would have been applicable were the grant of the SAR a grant of an Option. Unless otherwise provided in an Award Agreement, upon exercise of a SAR the Eligible Individual shall be entitled to receive payment, in cash, in shares of Common Stock, or in a combination thereof, as determined by the Committee in its sole and absolute discretion. The amount of such payment shall be determined by multiplying the excess, if any, of the fair market value of a share of Common Stock on the date of exercise over the fair market value of a share of Common Stock on the grant date, by the number of shares of Common Stock with respect to which the SAR are then being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to a SAR by including such limitation in the Award Agreement.

Performance Shares and Performance Units

Performance Shares and Performance Units may be granted to Eligible Individuals under the Plan. The applicable Award Agreement shall set forth (i) the number of Performance Shares or the dollar value of Performance Units granted to the Participant; (ii) the performance period and Performance Goals with respect to each such Award; (iii) the threshold, target and maximum shares of Common Stock or dollar values of each Performance Share or Performance Unit and corresponding Performance Goals; and (iv) any other terms and conditions as the Committee determines in its sole and absolute discretion. Unless otherwise provided in an Award Agreement, the Committee shall determine in its sole and absolute discretion whether payment with respect to the Performance Share or Performance Unit shall be made in cash, in shares of Common Stock, or in a combination thereof. Performance Goals will be determined by the Committee in its absolute and sole discretion.

Non-Transferability

No Award will be transferable by an Eligible Individual other than by will or the laws of descent and distribution, and any Option or SAR will (absent the Committee’s consent) be exercisable during an Eligible Individual’s lifetime only by the Eligible Individual. The Committee may in its sole and absolute discretion permit an Eligible Individual to transfer an award to a “family member”, as such term is defined in the Form S-8 Registration Statement under the Securities Act of 1933, as amended, under such terms and conditions as specified by the Committee; provided, however, that the Eligible Individual may not directly or indirectly receive any payment of value in connection with the transfer of the Award.

Amendments to the Plan

The Plan may be amended by the Board to the extent that it deems necessary or appropriate provided, however, that the approval of the stockholders shall be required for any amendment: (i) that changes the class of individuals eligible to receive Awards under the Plan; (ii) that increases the maximum number of shares of common stock in the aggregate that may be subject to Awards that are granted under the Plan (except as otherwise permitted under the Plan); (iii) the approval of which is necessary to comply with federal or state law or with the rules of any stock exchange or automated quotation system on which the common stock may be listed or traded; or (iv) that proposed to eliminate a requirement provided herein that the stockholders of the Company must approve an action to be undertaken under the Plan. Except as expressly provided in the Plan, no amendment, suspension or termination of the Plan shall, without the consent of the holder of an Award, alter or impair rights or obligations under any Award theretofore granted under the Plan. Awards granted prior to the termination of the Plan may extend beyond the date the Plan is terminated and shall continue subject to the terms of the Plan as in effect on the date the Plan is terminated.

Change in Control

When a Change in Control (as defined in the Plan) occurs, the Committee may, in its sole and absolute discretion, provide on a case by case basis that (i) all Awards shall terminate, provided that participants shall have the right, immediately prior to the Change in Control and during such reasonable period as the Committee in its sole discretion shall determine and designate, to exercise any Award, (ii) all Awards shall terminate, provided that participants shall be entitled to a cash payment equal to the price per share of common stock paid in the Change in Control transaction, for shares subject to the vested portion of the Award, net of the exercise price thereof, if applicable, (iii) in connection with a liquidation or dissolution of Fluent, the Awards, to the extent vested, shall convert into the right to receive liquidation proceeds net of the exercise price (if applicable), (iv) accelerate the vesting of Awards and (v) any combination of the foregoing. If the Committee does not terminate or convert an Award upon a Change in Control of Fluent, then the Award shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring, or succeeding corporation (or an affiliate thereof).

Federal Income Tax Consequences

The rules concerning the federal income tax consequences with respect to Awards under the Plan are technical, and reasonable persons may differ on the proper interpretation of such rules. Moreover, the applicable statutory and regulatory provisions are subject to change, as are their interpretations and applications, which may vary in individual circumstances. Therefore, the following discussion is designed to provide only a brief, general summary description of the federal income tax consequences associated with such grants, based on a good faith interpretation of the current federal income tax laws, regulations (including certain proposed regulations) and judicial and administrative interpretations. The following discussion does not set forth (1) any federal tax consequences other than income tax consequences or (2) any state, local or foreign tax consequences that may apply.

ISOs.

In general, an employee will not recognize taxable income upon the grant or the exercise of an ISO. For purposes of the alternative minimum tax, however, the employee will be required to treat an amount equal to the difference between the fair market value of the Common Stock on the date of exercise over the option exercise price as an item of adjustment in computing the employee’s alternative minimum taxable income. If the employee does not dispose of the Common Stock received pursuant to the exercise of the ISO within either (1) two years after the date of the grant of the ISO or (2) one year after the date of the exercise of the ISO, a subsequent disposition of the Common Stock generally will result in long-term capital gain or loss to such individual with respect to the difference between the amount realized on the disposition and exercise price. The Company will not be entitled to any federal income tax deduction as a result of such disposition. In addition, the Company normally will not be entitled to take a federal income tax deduction at either the grant or the exercise of an ISO.

If the employee disposes of the Common Stock acquired upon exercise of the ISO within either of the above-mentioned time periods, then in the year of such disposition, such individual generally will recognize ordinary income, and the Company will be entitled to a federal income tax deduction (provided the Company satisfies applicable federal income tax reporting requirements), in an amount equal to the lesser of (1) the excess of the fair market value of the Common Stock on the date of exercise over the option exercise price or (2) the amount realized upon disposition of the Common Stock over the exercise price. Any gain in excess of such amount recognized by the employee as ordinary income would be taxed to such individual as short-term or long-term capital gain (depending on the applicable holding period).

Non-ISOs.

An Eligible Individual will not recognize any taxable income upon the grant of a Non-ISO, and the Company will not be entitled to take an income tax deduction at the time of such grant. Upon the exercise of a Non-ISO, the Eligible Individual generally will recognize ordinary income and the Company will be entitled to a federal income tax deduction (provided the Company satisfies applicable federal income tax reporting requirements) in an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the option exercise price. Upon a subsequent sale of the Common Stock by the Eligible Individual, such individual will recognize short-term or long-term capital gain or loss (depending on the applicable holding period).

SARs.

An Eligible Individual will not recognize any taxable income upon the grant of a SAR, and the Company will not be entitled to take an income tax deduction at the time of such grant. An Eligible Individual will recognize ordinary income for federal income tax purposes upon the exercise of a SAR under the Plan for cash, Common Stock or a combination of cash and Common Stock, and the amount of income that the Eligible Individual will recognize will depend on the amount of cash, if any, and the fair market value of the Common Stock, if any, that the Eligible Individual receives from such exercise. The Company generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the Eligible Individual in the same taxable year in which the Eligible Individual recognizes such income, if the Company satisfies applicable federal income tax reporting requirements.

Restricted Stock.

The Eligible Individual who receives Restricted Stock generally will not be subject to tax until the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Code Section 83 (the “Restrictions”). At such time the Eligible Individual will be subject to tax at ordinary income rates on the fair market value of the Restricted Stock (reduced by any amount paid by the participant for such Restricted Stock). However, an Eligible

Individual who makes an election under Code Section 83(b) within 30 days of the transfer date of the shares will have taxable ordinary income on the transfer date of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted shares. Any appreciation (or depreciation) realized upon a later disposition of such shares will be treated as long-term or short-term capital gain (or loss) depending upon how long the shares have been held. If a Section 83(b) election has not been made, any dividends received with respect to restricted shares that are subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the participant and not eligible for the reduced tax rate applicable to dividends. The Company generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the Eligible Individual in the same taxable year in which the Eligible Individual recognizes such income, if the Company satisfies applicable federal income tax reporting requirements.

Restricted Stock Units.

Generally, no income will be recognized upon the award of RSUs. An Eligible Individual who receives RSUs generally will be subject to tax at ordinary income rates on any cash received and the fair market value of any unrestricted shares of common stock or other property on the date that such amounts are transferred to the Eligible Individual under the award (reduced by any amount paid by the Eligible Individual for such RSU). The Company generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the Eligible Individual in the same taxable year in which the Eligible Individual recognizes such income.

Performance Units and Performance Shares.

No income generally will be recognized upon the grant of a Performance Unit or Performance Share. Upon payment in respect of a Performance Unit or Performance Share, the Eligible Individual generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any non-restricted shares of common stock or other property received. The Company generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the Eligible Individual in the same taxable year in which the Eligible Individual recognizes such income.

New Plan Benefits

As of the date of this proxy statement, no awards have been granted under the Plan and the Company does not currently intend to grant any awards under the Plan before its approval by stockholders. Any future awards under the Plan are discretionary and are therefore undeterminable at this time.

Vote Required and Board Recommendation

The adoption of the Plan requires the affirmative vote of a majority of votes cast at the Meeting.

The Board unanimously recommends a vote “FOR” the adoption of the Plan.

Equity Compensation Plan Information

Securities Authorized for Issuance Under Equity Compensation Plans

The following table summarizes compensation plans under which our equity securities are authorized for issuance as of December 31, 2017.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted average exercise price of outstanding options warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (1)	6,298,890	(2)	$12.59	(3)	4,694,808
Equity compensation plans not approved by security holders	—		—		—

Total	6,298,890		12.59		4,694,808

(1)	The equity compensation plans approved by security holders include the 2008 Plan and 2015 Plan.
(2)	Includes 6,076,890 shares of RSUs and restricted stock to be issued upon the vesting of such RSUs and restricted stock.
(3)	The weighted-average exercise price does not reflect the shares that will be issued in connection with the vesting of RSUs and restricted stock, since RSUs and restricted stock have no exercise price.

PROPOSAL 4

NON-BINDING ADVISORY VOTE

“SAY ON PAY”

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, and Section 14A of the Securities Exchange Act of 1934, require that we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement as described in the Compensation Discussion and Analysis, the executive compensation tables and the narrative discussion in accordance with the compensation disclosure rules of the SEC (commonly known as a “Say on Pay” proposal). At the Meeting, the Company will present its Say on Pay proposal for approval.

This Say on Pay proposal is set forth in the following resolution:

RESOLVED, that the stockholders of Fluent, Inc. approve, on an advisory basis, the compensation of its named executive officers, as disclosed in the Fluent, Inc. Proxy Statement for the 2018 Annual Meeting of Stockholders, pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the information included in the compensation tables, the potential payments upon termination or change in control table and any related information found in the proxy statement of Fluent, Inc.

Because your vote on this proposal is advisory, it will not be binding on the Board, the Compensation Committee, or the Company. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

Vote Required and Board Recommendation

The advisory vote on the Say on Pay proposal requires the affirmative vote of the holders of a majority in voting power of the shares of common stock which are present in person or by proxy at the Meeting and entitled to vote.

The Board unanimously recommends a vote “FOR” the Say on Pay proposal.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth certain information regarding the beneficial ownership of common stock of the Company as of April 23, 2018, the record date for the meeting, by (i) all named executive officers, (ii) all current executive officers (iii) all current directors, (iv) all current executive officers and directors of the Company as a group, and (v) each person known by the Company to beneficially own in excess of 5% of the Company’s outstanding common stock. Unless noted otherwise, the corporate address of each person listed below is 33 Whitehall Street, 15th Floor, New York, New York 10004.

The Company does not know of any other beneficial owner of more than 5% of the outstanding shares of common stock other than as shown below. Unless otherwise indicated below, each stockholder has sole voting and investment power with respect to the shares beneficially owned.

Named Executive Officers, Current Executive Officers, and Current Directors/Nominees	Common Stock Beneficially Owned		Percentage of Common Stock Beneficially Owned (1)
Named Executive Officers:
Michael Brauser	10,063,753	(2)	13.4%
Derek Dubner	933,849		1.2%
Daniel MacLachlan	340,828	(3)	*
James Reilly	491,144		*
Jeff Dell	74,224		*
Harry Jordan	260,000	(4)	*
Current Executive Officers:
Ryan Schulke	8,364,537	(5)	11.1%
Matthew Conlin	7,535,020	(6)	10.0%
Ryan Perfit	38,883	(7)	*
Donald Patrick	—	(8)	*
Other Current Directors/Nominees:
Peter Benz	95,000	(9)	*
Andrew Frawley	—	(10)	*
Donald Mathis	50,000	(11)	*

All current Directors and Executive Officers as a group (7 persons)	14,083,440	(12)	18.7	%(12)

5% Holders:
Dr. Phillip Frost	18,784,874	(13)	25.0%

*	The person beneficially owns less than 1% of the Company’s outstanding common shares.
(1)	Based on 75,218,044 shares of common stock outstanding at April 23, 2018, the record date for the Meeting.

(2)	Mr. Brauser’s shares include (i) 2,188,945 shares held by Grander Holdings, Inc. 401K, of which Mr. Brauser is the trustee, (ii) 1,373,646 shares held by Birchtree Capital, LLC, of which Mr. Brauser is the manager, (iii) 6,474,895 shares held by Mr. Brauser directly, (iv) 8,130 shares held directly through BSIG, LLC of which Mr. Brauser owns a 50% interest, and (v) 18,137 shares held by Betsy and Michael Brauser Charitable Family Foundation, Inc.

(3)	Mr. MacLachlan’s shares include 3,500 shares held in an IRA and 337,328 held by Mr. MacLachlan directly.

(4)	As of his termination date of December 1, 2017, Mr. Jordan’s shares included (i) 110,000 shares held in a revocable trust for the benefit of Mr. Jordan, of which Mr. Jordan is the trustee, (ii) 100,000 shares held in a revocable trust for the benefit of Mr. Jordan’s spouse, of which Mr. Jordan’s spouse is the trustee and (iii) 50,000 shares held directly.

(5)	Mr. Schulke also serves a director of the Company. Mr. Schulke’s shares include (i) 6,364,537 shares held directly, (ii) 2,000,000 shares held by RSMC Partners, LLC, of which Mr. Schulke is a member and do not include (i) 550,000 RSUs that vest over a three-year period of 30% on January 1, 2017, 30% on January 1, 2018 and 40% on January 1, 2019 but are subject to deferred delivery, (ii) 50,000 RSUs that vest in three annual installments beginning on February 1, 2018 but are subject to deferred delivery, (iii) 80,000 RSUs that vest in three annual installments beginning on March 1, 2019 but are subject to deferred delivery, and (iv) 480,000 deferred stock units that vested on March 27, 2018, subject to deferred delivery in three annual installments beginning on March 27, 2019.

(6)	Mr. Conlin also serves as a director of the Company. Mr. Conlin’s shares include (i) 4,437,980 shares held directly, (ii) 2,000,000 shares held by RSMC Partners, LLC, of which Mr. Schulke is a member, (iii) 1,077,040 shares held by GRAT, and (iv) 20,000 shares held by the Conlin Family Trust and do not include (i) 550,000 RSUs that vest over a three-year period of 30% on January 1, 2017, 30% on January 1, 2018 and 40% on January 1, 2019 but are subject to deferred delivery, (ii) 50,000 RSUs that vest in three annual installments beginning on February 1, 2018 but are subject to deferred delivery, (iii) 80,000 RSUs that vest in three annual installments beginning on March 1, 2019 but are subject to deferred delivery, and (iv) 480,000 deferred stock units that vested on March 27, 2018, subject to deferred delivery in three annual installments beginning on March 27, 2019.

(7)	Mr. Perfit’s shares include (i) 38,883 shares held directly and do not include (i) 33,000 RSUs that vest on January 1, 2019, (ii) 21,333 RSUs that vest in two annual installments beginning on February 1, 2019, (iii) 50,000 RSUs that vest in three annual installments beginning on March 1, 2019, and (iv) 90,000 deferred stock units that vested on March 27, 2018, subject to deferred delivery in three annual installments beginning on March 27, 2019.

(8)	Mr. Patrick’s shares do not include (i) 75,000 RSUs that vest in three annual installments beginning on February 1, 2019, (ii) 25,000 RSUs that vest in three annual installments beginning on March 1, 2019, and (iii) 75,000 deferred stock units that vested on March 27, 2018, subject to deferred delivery in three annual installments beginning on March 27, 2019.

(9)	Mr. Benz’s shares do not include 25,000 RSUs that vest in three annual installments beginning on March 27, 2019.

(10)	Mr. Frawley’s shares do not include 25,000 RSUs that vest in three annual installments beginning on March 27, 2019.

(11)	Mr. Mathis’ shares do not include 25,000 RSUs that vest in three annual installments beginning on March 27, 2019.

(12)	The 2,000,000 shares held RSMC Partners, LLC, which are deemed beneficially owned by both Mr. Schulke and Mr. Conlin, are counted only once for this calculation.

(13)	Dr. Frost’s shares include 18,734,874 owned by Frost Gamma Investment Trust (“Frost Gamma”) and 50,000 shares held by Dr. Frost directly. Dr. Frost is the trustee of Frost Gamma. Frost Gamma L.P. is the sole and exclusive beneficiary of Frost Gamma. Dr. Frost is one of two limited partners of Frost Gamma L.P. The general partner of Frost Gamma L.P. is Frost Gamma, Inc., and the sole shareholder of Frost Gamma, Inc. is Frost-Nevada Corporation. Dr. Frost is also the sole shareholder of Frost-Nevada Corporation. Frost Gamma’s address is 4400 Biscayne Blvd., Suite 1500, Miami, FL 33137.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors and executive officers of the Company and ten percent stockholders of the Company to file initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company with the SEC. Directors, executive officers, and ten percent stockholders are required to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, based solely on a review of copies of such reports furnished to the Company during and/or with respect to the year that ended on December 31, 2017, the Company is not aware of any late or delinquent filings required under Section 16(a) of the Exchange Act in respect of the Company’s equity securities, other than (i) Mr. Wang, who filed one late report regarding six transactions, (ii) Mr. Dubner, who filed two late reports regarding (a) three transactions and (b) four transactions, (iii) Mr. MacLachlan, who filed one late report regarding four transactions, (iv) Mr. Reilly, who filed one late report with four transactions, and (v) Mr. Brauser, who filed one late report with two transactions.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Audit Committee reviews and approves transactions in which the Company was or is to be a participant, where the amount involved exceeded or will exceed $120,000 annually and any of its directors, executive officers or their immediate family members had or will have a direct or indirect material interest. The Company has a written policy stating that the Audit Committee is responsible for reviewing and, if appropriate, approving or ratifying any related party transactions. The related party transaction will not be approved unless at a minimum it is for the Company’s benefit and is upon terms no less favorable to the Company than if the related party transaction was with an unrelated third party.

Consulting Agreements

On October 13, 2014, the Company entered into a business consulting services agreement with Marlin Capital, of which Michael Brauser is a manager, for a term of four years that provided for equity compensation of 2,000,000 RSUs of TBO. The Company assumed these RSUs in the TBO Merger, which vest in four equal annual installments beginning October 13, 2015 only if certain performance goals of the Company are met and the shares underlying such RSUs will not be delivered until October 13, 2018, unless there is a change of control of the Company.

On September 7, 2017, the Company entered into a consulting agreement with Mr. Brauser, effective on June 23, 2017 (the “Consulting Agreement”), for a term of four years, under which, Mr. Brauser served as a strategic advisor to the Company but received no salary for such services. In consideration for Mr. Brauser’s services, the Consulting Agreement provides for continued vesting on all outstanding RSUs granted to Mr. Brauser before the effective date of the Consulting Agreement. Share-based compensation expense of $1,742,000 associated with the Consulting Agreement, was recognized for the year ended December 31, 2017.

Effective on August 1, 2015, the Company entered into a consulting agreement with DAB Management Group Inc. (“DAB”) for DAB to provide consulting services related to business development, future acquisitions and strategic transactions for a term of six months, and shall automatically renew for additional six month periods, unless either party provides written notice to the other of its intent not to renew not fewer than 30 days prior to the expiration of the then current term (the “DAB Agreement”). DAB is owned by Daniel Brauser, a director of the Company at the time the DAB Agreement was entered into and the son of Michael Brauser. Under the DAB Agreement, the consulting service fee was $20,000 per month. The Company recognized a consulting service fee of $240,000 for the year ended December 31, 2017. The DAB Agreement was terminated before the Spin-off.

Bridge Loans

On December 8, 2015, the Company entered into and consummated bridge loans with each of Frost Gamma, Michael Brauser, and another investor, pursuant to which the Company received a $5.0 million bridge loan from Frost Gamma, a $4.0 million bridge loan from Michael Brauser, and a $1.0 million bridge loan from such other investor, for aggregate bridge financing in the amount of $10.0 million. On March 26, 2018, Fluent, LLC, a wholly-owned subsidiary of the Company entered into a Limited Consent and Amendment No. 6 to its existing credit agreement, which, among other things, refinanced the Company’s then existing term loan and the bridge loans with a new term loan in the principal amount of $70,000,000.

Others

On October 1, 2016, the Company entered into a consulting agreement with Terrence Schulke, the father of Ryan Schulke, the Company’s Chief Executive Officer and a Director. The consulting agreement provided for an initial payment of $22,500 and $7,500 quarterly for advising on new and legacy key players, providing strategic advice on new initiatives, management coaching, and organizational and operational processes and attending quarterly advisory board meetings at our office. Effective on January 1, 2018, the agreement was assigned to and assumed by TSS Consulting, LLC, a company wholly owned by Terrence Schulke. Mr. Schulke was granted 60,000 RSUs on March 20, 2018, which vest in three equal annual installments starting on March 1, 2019.

HOUSEHOLDING

As permitted by rules adopted by the SEC, we are delivering a single Notice of Internet Availability of Proxy Materials, annual report and proxy statement, as applicable, to any household at which two or more stockholders reside if we believe the stockholders are members of the same family, unless otherwise instructed by one or more of the stockholders. We will promptly deliver separate copies of these documents upon the written or oral request of any stockholders at a shared address to which a single copy of the documents were delivered.

If your household received a single set of any of these documents, but you would prefer to receive your own copy, or if you share an address with another stockholder and together both of you would like to receive only a single set of these documents, please contact Broadridge and inform them of your request by calling them at (866) 540-7095 or writing them at Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Be sure to include your name, the name of your brokerage firm and your account number with your brokerage firm (if applicable).

OTHER MATTERS

A copy of our Form 10-K for the year ended December 31, 2017, without exhibits, is being mailed with this proxy statement. Stockholders are referred to the Form 10-K for financial and other information about the Company.

Additional copies of our Form 10-K for the year ended December 31, 2017 may be obtained without charge by writing to Daniel Barsky, General Counsel and Corporate Secretary, 33 Whitehall Street, 15th Floor, New York, New York 10004 or by telephone at (646) 669-7272. Exhibits will be furnished upon request. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of such site is http://www.sec.gov.

We will pay for the cost of soliciting proxies. Proxies may be solicited on our behalf by our directors, officers or employees in person or by telephone, electronic transmission and facsimile transmission, but such persons will not receive any special compensation for such services. We will reimburse banks, brokers and other custodians, nominees and fiduciaries for their out-of-pocket costs of sending the proxy materials to our beneficial owners.

Annex A

FLUENT, INC. 2018 STOCK INCENTIVE PLAN

1. ESTABLISHMENT, EFFECTIVE DATE AND TERM

Fluent, Inc., a Delaware corporation (the “Company” or “Fluent”), hereby establishes the Fluent, Inc. 2018 Stock Incentive Plan. The Effective Date of the Plan shall be the later of: (i) the date the Plan was approved by the Board, and (ii) the date the Plan was approved by stockholders of Fluent in accordance with the laws of the State of Delaware. Unless earlier terminated pursuant to Section 14(k) hereof, the Plan shall terminate on the tenth anniversary of the Effective Date. Capitalized terms used herein are defined in Annex A attached hereto.

2. PURPOSE

The purpose of the Plan is to enable Fluent to attract, retain, reward and motivate Eligible Individuals by providing them with an opportunity to acquire or increase a proprietary interest in Fluent and to incentivize them to expend maximum effort for the growth and success of Fluent, so as to strengthen the mutuality of the interests between the Eligible Individuals and the Fluent stockholders.

3. ELIGIBILITY

Awards may be granted under the Plan to any Eligible Individual, as determined by the Committee from time to time, on the basis of their importance to the business of Fluent, pursuant to the terms of the Plan.

4. ADMINISTRATION

(a) Committee. The Plan shall be administered by the Committee, which shall have the full power and authority to take all actions, and to make all determinations not inconsistent with the specific terms and provisions of the Plan and deemed by the Committee to be necessary or appropriate to the administration of the Plan, any Award granted or any Award Agreement entered into hereunder. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect as it may determine in its sole discretion. The decisions by the Committee shall be final, conclusive and binding with respect to the interpretation and administration of the Plan, any Award or any Award Agreement entered into under the Plan.

(b) Delegation to Officers or Employees. The Committee may designate officers or employees of Fluent to assist the Committee in the administration of the Plan. The Committee may delegate authority to officers or employees of Fluent to grant Awards and execute Award Agreements or other documents on behalf of the Committee in connection with the administration of the Plan, subject to whatever limitations or restrictions the Committee may impose and in accordance with applicable law and to the extent that such delegation will not result in the loss of an exemption under Rule 16(b)-3(d)(1) for Awards grants to Participants subject to Section 16 of the Exchange Act in respect of Fluent and will not result in a related- person transaction with an executive officer required to be disclosed under Item 404(a) of Regulations S-K (in accordance with Instruction 5.a.ii thereunder) under the Exchange Act.

(c) Designation of Advisors. The Committee may designate professional advisors to assist the Committee in the administration of the Plan. The Committee may employ such legal counsel, consultants, and agents as it may deem desirable for the administration of the Plan and may rely upon any advice and any computation received from any such counsel, consultant, or agent. The Company shall pay all expenses and costs incurred by the Committee for the engagement of any such counsel, consultant, or agent.

(d) Participants Outside the U.S. In order to conform with the provisions of local laws and regulations of foreign countries that may affect the Awards or the Participants, the Committee shall have the sole discretion to (i) modify the terms and conditions of the Awards granted under the Plan to Eligible Individuals located outside the United States; (ii) establish subplans with such modifications as may be necessary or advisable under the circumstances present by local laws and regulations; and (iii) take any action that it deems advisable to comply with or otherwise reflect any necessary governmental regulatory procedures, or to obtain any exemptions or approvals necessary with respect to the Plan or any subplan established hereunder.

(e) Liability and Indemnification. No Covered Individual shall be liable for any action or determination made in good faith with respect to the Plan, any Award granted hereunder or any Award Agreement entered into hereunder. The Company shall, to the maximum extent permitted by applicable law and the Articles of Incorporation and Bylaws of Fluent, indemnify and hold harmless each Covered Individual against any cost or expense (including reasonable attorney fees reasonably acceptable to Fluent) or liability (including any amount paid in settlement of a claim with the approval of Fluent), and amounts advanced to such Covered Individual necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the Plan, any Award granted hereunder or any Award Agreement entered into hereunder. Such indemnification shall be in addition to any rights of indemnification such individuals may have under other agreements, applicable law or under the Articles of Incorporation or Bylaws of Fluent. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by a Covered Individual with regard to Awards granted to such Covered Individual under the Plan or arising out of such Covered Individual’s own fraud or bad faith.

5. SHARES OF COMMON STOCK SUBJECT TO PLAN

(a) Shares Available for Awards. The Common Stock that may be issued pursuant to Awards granted under the Plan shall be treasury shares or authorized but unissued shares of the Common Stock. The maximum number of shares of Common Stock that may be issued pursuant to Awards granted under the Plan shall be ten percent (10%) of all issued and outstanding Common Stock from time to time. A maximum of 7,521,804 Common Stock may be subject to grants of Incentive Stock Options under the Plan.

(b) Reduction of Shares Available for Awards. Upon the granting of an Award, the number of shares of Common Stock available for issuance under this Section for the granting of further Awards shall be reduced as follows:

(i) In connection with the granting of an Option or Stock Appreciation Right, the number of shares of Common Stock shall be reduced by the number of shares of Common Stock subject to the Option or Stock Appreciation Right;

(ii) In connection with the granting of an Award that is settled in Common Stock, other than the granting of an Option or Stock Appreciation Right, the number of shares of Common Stock shall be reduced by the number of shares of Common Stock subject to the Award; and

(iii) Awards settled in cash or property other than Common Stock shall not count against the total number of shares of Common Stock available to be granted pursuant to the Plan.

(d) Cancelled, Forfeited, or Surrendered Awards. Notwithstanding anything to the contrary in this Plan, if any award under this Plan is cancelled, forfeited or terminated for any reason prior to exercise, delivery or becoming vested in full, the shares of Common Stock that were subject to such Award shall, to the extent cancelled, forfeited or terminated, immediately become available for future Awards granted under this Plan; provided, however, that any shares of Common Stock subject to an Award that is cancelled, forfeited or terminated in order to pay the exercise price of a stock option, purchase price or any taxes or tax withholdings on an award shall not be available for future Awards granted under this Plan.

(e) Recapitalization. If the outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities by reason of any recapitalization, reclassification, reorganization, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock of Fluent or other increase or decrease in such shares effected without receipt of consideration by Fluent occurring after the Effective Date, an appropriate and proportionate adjustment shall be made by the Committee to: (i) the aggregate number and kind of shares of Common Stock available under the Plan (including, but not limited to, the limits of the number of shares of Common Stock described in Section 5(b)), (ii) the calculation of the reduction of shares of Common Stock available under the Plan, (iii) the number and kind of shares of Common Stock issuable pursuant to outstanding Awards granted under the Plan and/or (iv) the Exercise Price of outstanding Options or Stock Appreciation Rights granted under the Plan. No fractional shares of Common Stock or units of other securities shall be issued pursuant to any such adjustment under this Section 5(e), and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit. Any adjustments made under this Section 5(e) with respect to any Incentive Stock Options must be made in accordance with Code Section 424.

6. OPTIONS

(a) Grant of Options. Subject to the terms and conditions of the Plan, the Committee may grant to such Eligible Individuals as the Committee may determine, Options to purchase such number of shares of Common Stock and on such terms and conditions as the Committee shall determine in its sole and absolute discretion. Each grant of an Option shall satisfy the requirements set forth in this Section.

(b) Type of Options. Each Option granted under the Plan may be designated by the Committee, in its sole discretion, as either (i) an Incentive Stock Option, or (ii) a Non-Qualified Stock Option. Options designated as Incentive Stock Options that fail to continue to meet the requirements of Code Section 422 shall be redesignated as Non-Qualified Stock Options automatically on the date of such failure to continue to meet such requirements without further action by the Committee. In the absence of any designation, Options granted under the Plan will be deemed to be Non-Qualified Stock Options.

(c) Exercise Price. Subject to the limitations set forth in the Plan relating to Incentive Stock Options, the Exercise Price of an Option shall be fixed by the Committee and stated in the respective Award Agreement, provided that the Exercise Price of the shares of Common Stock subject to such Option may not be less than Fair Market Value of such Common Stock on the Grant Date, or if greater, the par value of the Common Stock.

(d) Limitation on Repricing. Unless such action is approved by Fluent’s stockholders in accordance with applicable law: (i) no outstanding Option granted under the Plan may be amended to provide an Exercise Price that is lower than the then-current Exercise Price of such outstanding Option (other than adjustments to the Exercise Price pursuant to Sections 5(e) and 11); (ii) the Committee may not cancel any outstanding Option and grant in substitution therefore new Awards under the Plan covering the same or a different number of shares of Common Stock and having an Exercise Price lower than the then-current Exercise Price of the cancelled Option (other than adjustments to the Exercise Price pursuant to Sections 5(e) and 11); and (iii) the Committee may not authorize the repurchase of an outstanding Option that has an Exercise Price that is higher than the then-current fair market value of the Common Stock (other than adjustments to the Exercise Price pursuant to Sections 5(e) and 11).

(e) Limitation on Option Period. Subject to the limitations set forth in the Plan relating to Incentive Stock Options, Options granted under the Plan and all rights to purchase Common Stock thereunder shall terminate no later than the tenth anniversary of the Grant Date of such Options, or on such earlier date as may be stated in the Award Agreement relating to such Option. In the case of Options expiring prior to the tenth anniversary of the Grant Date, the Committee may in its discretion, at any time prior to the expiration or termination of said Options, extend the term of any such Options for such additional period as it may determine, but in no event beyond the tenth anniversary of the Grant Date thereof.

(f) Limitations on Incentive Stock Options. Notwithstanding any other provisions of the Plan, the following provisions shall apply with respect to Incentive Stock Options granted pursuant to the Plan.

(i) Limitation on Grants. Incentive Stock Options may only be granted to Section 424 Employees. The aggregate Fair Market Value (determined at the time such Incentive Stock Option is granted) of the shares of Common Stock for which any individual may have Incentive Stock Options that first become vested and exercisable in any calendar year (under all incentive stock option plans of Fluent) shall not exceed $100,000. Options granted to such individual in excess of the $100,000 limitation, and any Options issued subsequently that first become vested and exercisable in the same calendar year, shall automatically be treated as Non-Qualified Stock Options.

(ii) Minimum Exercise Price. In no event may the Exercise Price of a share of Common Stock subject an Incentive Stock Option be less than 100% of the Fair Market Value of such share of Common Stock on the Grant Date.

(iii) Ten Percent Stockholder. Notwithstanding any other provision of the Plan to the contrary, in the case of Incentive Stock Options granted to a Section 424 Employee who, at the time the Option is granted, owns (after application of the rules set forth in Code Section 424(d)) stock possessing more than ten percent of the total combined voting power of all classes of stock of Fluent, such Incentive Stock Options (i) must have an Exercise Price per share of Common Stock that is at least 110% of the Fair Market Value as of the Grant Date of a share of Common Stock, and (ii) must not be exercisable after the fifth anniversary of the Grant Date.

(g) Vesting Schedule and Conditions. No Options may be exercised prior to the satisfaction of the conditions and vesting schedule provided for in the Plan and in the Award Agreement relating thereto.

(h) Exercise. When the conditions to the exercise of an Option have been satisfied, the Participant may exercise the Option only in accordance with the following provisions. The Participant shall deliver to Fluent a written notice stating that the Participant is exercising the Option and specifying the number of shares of Common Stock that are to be purchased pursuant to the Option, and such notice shall be accompanied by payment in full of the Exercise Price of the shares for which the Option is being exercised, by one or more of the methods provided for in the Plan. An attempt to exercise any Option granted hereunder other than as set forth in the Plan shall be invalid and of no force and effect.

(i) Payment. Payment of the Exercise Price for the shares of Common Stock purchased pursuant to the exercise of an Option shall be made by one of the following methods:

(i) by cash, certified or cashier’s check, bank draft or money order;

(ii) through the delivery to Fluent of shares of Common Stock that have been previously owned by the Participant for the requisite period necessary to avoid a charge to Fluent’s earnings for financial reporting purposes; such shares shall be valued, for purposes of determining the extent to which the Exercise Price has been paid thereby, at their Fair Market Value on the date of exercise; without limiting the foregoing, the Committee may require the Participant to furnish an opinion of counsel acceptable to the Committee to the effect that such delivery would not result in Fluent incurring any liability under Section 16(b) of the Exchange Act; or

(iii) by any other method that the Committee, in its sole and absolute discretion and to the extent permitted by applicable law, may permit, including, but not limited to through a “cashless exercise sale and remittance procedure” pursuant to which the Participant shall concurrently provide irrevocable instructions (1) to a brokerage firm approved by the Committee to effect the immediate sale of the purchased shares and remit to Fluent, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable federal, state and local income, employment, excise, foreign and other taxes required to be withheld by Fluent by reason of such exercise and (2) to Fluent to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

(j) Termination of Employment. Unless otherwise provided in an Award Agreement, upon the termination of the employment or other service of a Participant with Company for any reason, all of the Participant’s outstanding Options (whether vested or unvested) shall be subject to the rules of this paragraph. Upon such termination, the Participant’s unvested Options shall expire. Notwithstanding anything in this Plan to the contrary, the Committee may provide, in its sole and absolute discretion, that following the termination of employment or other service of a Participant with Fluent for any reason (i) any unvested Options held by the Participant shall vest in whole or in part, at any time subsequent to such termination of employment or other service, and/or (ii) a Participant or the Participant’s estate, devisee or heir at law (whichever is applicable), may exercise an Option, in whole or in part, at any time subsequent to such termination of employment or other service and prior to the termination of the Option pursuant to its terms that are unrelated to termination of service. Unless otherwise determined by the Committee, temporary absence from employment or other service because of illness, vacation, approved leaves of absence or military service shall not constitute a termination of employment or other service.

(i) Termination for Reason Other Than Cause, Disability or Death. If a Participant’s termination of employment or other service is for any reason other than death, Disability, Cause or a voluntary termination within ninety (90) days after occurrence of an event that would be grounds for termination of employment or other service by Fluent for Cause, any Option held by such Participant may be exercised, to the extent exercisable at termination, by the Participant at any time within a period not to exceed ninety (90) days from the date of such termination, but in no event after the termination of the Option pursuant to its terms that are unrelated to termination of service.

(ii) Disability. If a Participant’s termination of employment or other service with Fluent is by reason of a Disability of such Participant, any Option held by such Participant may be exercised, to the extent exercisable at termination, by the Participant at any time within a period not to exceed one (1) year after such termination, but in no event after the termination of the Option pursuant to its terms that are unrelated to termination of service; provided, however, that if the Participant dies within such period, any vested Option held by such Participant upon death shall be exercisable by the Participant’s estate, devisee or heir at law (whichever is applicable) for a period not to exceed one (1) year after the Participant’s death, but in no event after the termination of the Option pursuant to its terms that are unrelated to termination of service.

(iii) Death. If a Participant dies while in the employment or other service of Fluent, any Option held by such Participant may be exercised, to the extent exercisable at termination, by the Participant’s estate or the devisee named in the Participant’s valid last will and testament or the Participant’s heir at law who inherits the Option, at any time within a period not to exceed one (1) year after the date of such Participant’s death, but in no event after the termination of the Option pursuant to its terms that are unrelated to termination of service.

(iv) Termination for Cause. In the event the termination is for Cause or is a voluntary termination within ninety (90) days after occurrence of an event that would be grounds for termination of employment or other service by Fluent for Cause (without regard to any notice or cure period requirement), any Option held by the Participant at the time of such termination shall be deemed to have terminated and expired upon the date of such termination.

7. STOCK APPRECIATION RIGHTS

(a) Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, the Committee may grant to such Eligible Individuals as the Committee may determine, Stock Appreciation Rights, in such amounts and on such terms and conditions as the Committee shall determine in its sole and absolute discretion. Each grant of a Stock Appreciation Right shall satisfy the requirements as set forth in this Section.

(b) Terms and Conditions of Stock Appreciation Rights. Unless otherwise provided in an Award Agreement, the terms and conditions (including, without limitation, the limitations on the Exercise Price, exercise period, repricing and termination) of the Stock Appreciation Right shall be substantially identical (to the extent possible taking into account the differences related to the character of the Stock Appreciation Right) to the terms and conditions that would have been applicable under Section 6 above were the grant of the Stock Appreciation Rights a grant of an Option.

(c) Exercise of Stock Appreciation Rights. Stock Appreciation Rights shall be exercised by a Participant only by written notice delivered to Fluent, specifying the number of shares of Common Stock with respect to which the Stock Appreciation Right is being exercised.

(d) Payment of Stock Appreciation Right. Unless otherwise provided in an Award Agreement, upon exercise of a Stock Appreciation Right, the Participant or Participant’s estate, devisee or heir at law (whichever is applicable) shall be entitled to receive payment, in cash, in shares of Common Stock, or in a combination thereof, as determined by the Committee in its sole and absolute discretion. The amount of such payment shall be determined by multiplying the excess, if any, of the Fair Market Value of a share of Common Stock on the date of exercise over the Fair Market Value of a share of Common Stock on the Grant Date, by the number of shares of Common Stock with respect to which the Stock Appreciation Rights are then being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to a Stock Appreciation Right by including such limitation in the Award Agreement.

8. RESTRICTED STOCK AND RESTRICTED STOCK UNITS

(a) Grant of Restricted Stock and Restricted Stock Units. Subject to the terms and conditions of the Plan, the Committee may grant to such Eligible Individuals as the Committee may determine, Restricted Stock or Restricted Stock Units, in such amounts and on such terms and conditions as the Committee shall determine in its sole and absolute discretion. Each grant of Restricted Stock and Restricted Stock Units shall satisfy the requirements as set forth in this Section.

(b) Restrictions. The Committee shall impose such restrictions on any Restricted Stock or Restricted Stock Unit granted pursuant to the Plan as it may deem advisable including, without limitation, time-based vesting restrictions or the attainment of Performance Goals. The determination with respect to achievement of Performance Goals shall be made pursuant to Section 9 hereof.

(c) Certificates and Certificate Legend. With respect to a grant of Restricted Stock, Fluent may issue a certificate evidencing such Restricted Stock to the Participant or issue and hold such shares of Restricted Stock for the benefit of the Participant until the applicable restrictions expire. The Company may legend the certificate representing Restricted Stock to give appropriate notice of such restrictions. In addition to any such legends, each certificate representing shares of Restricted Stock granted pursuant to the Plan shall bear the following legend:

“Shares of stock represented by this certificate are subject to certain terms, conditions, and restrictions on transfer as set forth in Fluent, Inc. Stock Incentive Plan (the “Plan”), and in an agreement entered into by and between the registered owner of such shares and Fluent, Inc. (the “Company”), dated                 , 20    (the “Award Agreement”). A copy of the Plan and the Award Agreement may be obtained from the Secretary of Fluent.”

(d) Removal of Restrictions. Except as otherwise provided in the Plan, shares of Restricted Stock shall become freely transferable by the Participant upon the lapse of the applicable restrictions. Once the shares of Restricted Stock are released from the restrictions, the Participant shall be entitled to have the legend required by paragraph (c) above removed from the share certificate evidencing such Restricted Stock and Fluent shall pay or distribute to the Participant all dividends and distributions held in escrow by Fluent with respect to such Restricted Stock, if any.

(e) Stockholder Rights. Unless otherwise provided in an Award Agreement, until the expiration of all applicable restrictions, (i) the Restricted Stock shall be treated as outstanding, (ii) the Participant holding shares of Restricted Stock may exercise full voting rights with respect to such shares, and (iii) the Participant holding shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such shares while they are so held. If any such dividends or distributions are paid in shares of Common Stock, such shares shall be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid. Notwithstanding anything to the contrary, all such dividends and distributions may be held in escrow by Fluent (subject to the same restrictions on forfeitability) until all restrictions on the respective Restricted Stock have lapsed. Holders of the Restricted Stock Units shall not have any of the rights of a stockholder, including the right to vote or receive dividends and other distributions, until Common Stock shall have been issued in the Participant’s name pursuant to the Restricted Stock Units; provided, however the Committee, in its sole and absolute discretion, may provide for Dividend Equivalents on vested Restricted Stock Units.

(f) Termination of Service. Unless otherwise provided in an Award Agreement, if a Participant’s employment or other service with Fluent terminates for any reason, all unvested shares of Restricted Stock and Restricted Stock Units held by the Participant and any dividends or distributions held in escrow by Fluent with respect to Restricted Stock shall be forfeited immediately and returned to Fluent. Notwithstanding this paragraph, to the extent applicable, all grants of Restricted Stock and Restricted Stock Units that vest solely upon the attainment of Performance Goals shall be treated pursuant to the terms and conditions that would have been applicable under Section 9 as if such grants were Awards of Performance Shares. Notwithstanding anything in this Plan to the contrary, the Committee may provide, in its sole and absolute discretion, that following the termination of employment or other service of a Participant with Fluent for any reason, any unvested shares of Restricted Stock or Restricted Stock Units held by the Participant that vest solely upon a future service requirement shall vest in whole or in part, at any time subsequent to such termination of employment or other service.

(g) Payment of Common Stock with respect to Restricted Stock Units. Notwithstanding anything to the contrary herein, unless otherwise provided in the Award agreement, Common Stock will be issued with respect to Restricted Stock Units no later than March 15 of the year immediately following the year in which the Restricted Stock Units are first no longer subject to a substantial risk of forfeiture as such term is defined in Section 409A of the Code and the regulations issued thereunder (“RSU Payment Date”). In the event that Participant has elected to defer the receipt of Common Stock pursuant to an Award Agreement beyond the RSU Payment Date, then the Common Stock will be issued at the time specified in the Award Agreement or related deferral election form. In addition, unless otherwise provided in the Award Agreement, if the receipt of Common Stock is deferred past the RSU Payment Date, Dividend Equivalents on the Common Stock covered by Restricted Stock Units shall be deferred until the RSU Payment Date.

9. PERFORMANCE SHARES AND PERFORMANCE UNITS

(a) Grant of Performance Shares and Performance Units. Subject to the terms and conditions of the Plan, the Committee may grant to such Eligible Individuals as the Committee may determine, Performance Shares and Performance Units, in such amounts and on such terms and conditions as the Committee shall determine in its sole and absolute discretion.

(b) Performance Goals. Performance Goals will be determined by the Committee in its absolute and sole discretion.

(c) Terms and Conditions of Performance Shares and Performance Units. The applicable Award Agreement shall set forth (i) the number of Performance Shares or the dollar value of Performance Units granted to the Participant; (ii) the Performance Period and Performance Goals with respect to each such Award; (iii) the threshold, target and maximum shares of Common Stock or dollar values of each Performance Share or Performance Unit and corresponding Performance Goals; and (iv) any other terms and conditions as the Committee determines in its sole and absolute discretion. The Committee shall establish, in its sole and absolute discretion, the Performance Goals for the applicable Performance Period for each Performance Share or Performance Unit granted hereunder. Performance Goals for different Participants and for different grants of Performance Shares and Performance Units need not be identical. Unless otherwise provided in an Award Agreement, a holder of Performance Units or Performance Shares is not entitled to the rights of a holder of Common Stock.

(d) Determination and Payment of Performance Units or Performance Shares Earned. The Committee shall determine the extent to which Performance Shares or Performance Units have been earned on the basis of Fluent’s actual performance in relation to the established Performance Goals as set forth in the applicable Award Agreement. Unless otherwise provided in an Award Agreement, the Committee shall determine in its sole and absolute discretion whether payment with respect to the Performance Share or Performance Unit shall be made in cash, in shares of Common Stock, or in a combination thereof.

(e) Termination of Employment. Unless otherwise provided in an Award Agreement, if a Participant’s employment or other service with Fluent terminates for any reason, all of the Participant’s outstanding Performance Shares and Performance Units shall be subject to the rules of this Section.

(i) Termination for Reason Other Than Death or Disability. If a Participant’s employment or other service with Fluent terminates prior to the expiration of a Performance Period with respect to any Performance Units or Performance Shares held by such Participant for any reason other than death or Disability, the outstanding Performance Units or Performance Shares held by such Participant for which the Performance Period has not yet expired shall terminate upon such termination of employment or other service with Fluent and the Participant shall have no further rights pursuant to such Performance Units or Performance Shares.

(ii) Termination of Employment for Death or Disability. If a Participant’s employment or other service with Fluent terminates by reason of the Participant’s death or Disability prior to the end of a Performance Period, the Participant, or the Participant’s estate, devisee or heir at law (whichever is applicable) shall be entitled to a payment of the Participant’s outstanding Performance Units and Performance Shares, pursuant to the terms of the Plan and the Participant’s Award Agreement; provided, however, that the Participant shall be deemed to have earned only that proportion (to the nearest whole unit or share) of the Performance Units or Performance Shares granted to the Participant under such Award as the number of full months of the Performance Period which have elapsed since the first day of the Performance Period for which the Award was granted to the end of the month in which the Participant’s termination of employment or other service, bears to the total number of months in the Performance Period, subject to the attainment of the Performance Goals associated with the Award as certified by the Committee. The remaining Performance Units or Performance Shares and any rights with respect thereto shall be canceled and forfeited.

10. OTHER AWARDS

Awards of shares of Common Stock, phantom stock and other Awards that are valued in whole or in part by reference to, or otherwise based on, Common Stock, may also be made, from time to time, to Eligible Individuals as may be selected by the Committee. Such Common Stock may be issued in satisfaction of Awards granted under any other plan sponsored by Fluent or compensation payable to an Eligible Individual. In addition, such Awards may be made alone or in addition to or in connection with any other Award granted hereunder. The Committee may determine the terms and conditions of any such Award. Each such Award shall be evidenced by an Award Agreement between the Eligible Individual and Fluent that shall specify the number of shares of Common Stock subject to the Award, any consideration therefore, any vesting or performance requirements, and such other terms and conditions as the Committee shall determine in its sole and absolute discretion.

11. CHANGE IN CONTROL

Upon the occurrence of a Change in Control, the Committee may, in its sole and absolute discretion, provide on a case by case basis that (i) all Awards shall terminate, provided that Participants shall have the right, immediately prior to the occurrence of such Change in Control and during such reasonable period as the Committee in its sole discretion shall determine and designate, to exercise any Award, (ii) all Awards shall terminate, provided that Participants shall be entitled to a cash payment equal to the Change in Control Price with respect to shares subject to the vested portion of the Award net of the Exercise Price thereof, if applicable, (iii) in connection with a liquidation or dissolution of Fluent, the Awards, to the extent vested, shall convert into the right to receive liquidation proceeds net of the Exercise Price (if applicable), (iv) accelerate the vesting of Awards and (v) any combination of the foregoing. In the event that the Committee does not terminate or convert an Award upon a Change in Control of Fluent, then the Award shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring, or succeeding corporation (or an affiliate thereof).

12. CHANGE IN STATUS OF PARENT OR SUBSIDIARY

Unless otherwise provided in an Award Agreement or otherwise determined by the Committee, in the event that an entity or business unit that was previously a part of Fluent is no longer a part of Fluent, as determined by the Committee in its sole discretion, the Committee may, in its sole and absolute discretion: (i) provide on a case by case basis that some or all outstanding Awards held by a Participant employed by or performing service for such entity or business unit may become immediately exercisable or vested, without regard to any limitation imposed pursuant to this Plan; (ii) provide on a case by case basis that some or all outstanding Awards held by a Participant employed by or performing service for such entity or business unit may remain outstanding, may continue to vest, and/or may remain exercisable for a period not exceeding one (1) year, subject to the terms of the Award Agreement and this Plan; and/or (iii) treat the employment or other services of a Participant performing services for such entity or business unit as terminated, if such Participant is not employed by Fluent or any entity that is a part of Fluent, immediately after such event.

13. REQUIREMENTS OF LAW

(a) Violations of Law. The Company shall not be required to make any payments, sell or issue any shares of Common Stock under any Award if the sale or issuance of such shares would constitute a violation by the individual exercising the Award, the Participant or Fluent of any provisions of any law or regulation of any governmental authority, including without limitation any provisions of the Sarbanes-Oxley Act, and any other federal or state securities laws or regulations. Any determination in this connection by the Committee shall be final, binding, and conclusive. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Award, the issuance of shares pursuant thereto or the grant of an Award to comply with any law or regulation of any governmental authority.

(b) Registration. At the time of any exercise or receipt of any Award, Fluent may, if it shall determine it necessary or desirable for any reason, require the Participant (or Participant’s heirs, legatees or legal representative, as the case may be), as a condition to the exercise or grant thereof, to deliver to Fluent a written representation of present intention to hold the shares for their own account as an investment and not with a view to, or for sale in connection with, the distribution of such shares, except in compliance with applicable federal and state securities laws with respect thereto. In the event such representation is required to be delivered, an appropriate legend may be placed upon each certificate delivered to the Participant (or Participant’s heirs, legatees or legal representative, as the case may be) upon the Participant’s exercise of part or all of the Award or receipt of an Award and a stop transfer order may be placed with the transfer agent. Each Award shall also be subject to the requirement that, if at any time Fluent determines, in its discretion, that the listing, registration or qualification of the shares subject to the Award upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of or in connection with, the issuance or purchase of the shares thereunder, the Award may not be exercised in whole or in part and the restrictions on an Award may not be removed unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to Fluent in its sole discretion. The Participant shall provide Fluent with any certificates, representations and information that Fluent requests and shall otherwise cooperate with Fluent in obtaining any listing, registration, qualification, consent or approval that Fluent deems necessary or appropriate. The Company shall not be obligated to take any affirmative action in order to cause the exercisability or vesting of an Award, to cause the exercise of an Award or the issuance of shares pursuant thereto, or to cause the grant of Award to comply with any law or regulation of any governmental authority.

(c) Withholding. The Committee may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes that Fluent is required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with the grant or exercise of an Award, or the removal of restrictions on an Award including, but not limited to: (i) the withholding of delivery of shares of Common Stock until the holder reimburses Fluent for the amount Fluent is required to withhold with respect to such taxes; (ii) the canceling of any number of shares of Common Stock issuable in an amount sufficient to reimburse Fluent for the amount it is required to so withhold; (iii) withholding the amount due from any such person’s wages or compensation due to such person; or (iv) requiring the Participant to pay Fluent cash in the amount Fluent is required to withhold with respect to such taxes.

(d) Governing Law. The Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

14. GENERAL PROVISIONS

(a) Award Agreements. All Awards granted pursuant to the Plan shall be evidenced by an Award Agreement. Each Award Agreement shall specify the terms and conditions of the Award granted and shall contain any additional provisions as the Committee shall deem appropriate, in its sole and absolute discretion (including, to the extent that the Committee deems appropriate, provisions relating to confidentiality, non-competition,non-solicitation and similar matters). The terms of each Award Agreement need not be identical for Eligible Individuals provided that each Award Agreement shall comply with the terms of the Plan.

(b) Purchase Price. To the extent the purchase price of any Award granted hereunder is less than par value of a share of Common Stock and such purchase price is not permitted by applicable law, the per share purchase price shall be deemed to be equal to the par value of a share of Common Stock.

(c) Dividends and Dividend Equivalents. Except as set forth in the Plan, an Award Agreement or provided by the Committee in its sole and absolute discretion, a Participant shall not be entitled to receive, currently or on a deferred basis, cash or stock dividends, Dividend Equivalents, or cash payments in amounts equivalent to cash or stock dividends on shares of Common Stock covered by an Award. The Committee in its absolute and sole discretion may credit a Participant’s Award with Dividend Equivalents with respect to any Awards. All such dividends and Dividend Equivalents shall be held by Fluent (subject to the same restrictions on forfeitability) until all restrictions on the respective Award have lapsed. To the extent that dividends and Dividend Equivalents relating to an Award are held by Fluent, a Participant shall not be entitled to any interest on any such amounts.

(d) Deferral of Awards. The Committee may from time to time establish procedures pursuant to which a Participant may elect to defer, until a time or times later than the vesting of an Award, receipt of all or a portion of the shares of Common Stock or cash subject to such Award and to receive Common Stock or cash at such later time or times, all on such terms and conditions as the Committee shall determine. The Committee shall not permit the deferral of an Award unless counsel for Fluent determines that such action will not result in adverse tax consequences to a Participant under Section 409A of the Code. If any such deferrals are permitted, then notwithstanding anything to the contrary herein, a Participant who elects to defer receipt of Common Stock shall not have any rights as a stockholder with respect to deferred shares of Common Stock unless and until shares of Common Stock are actually delivered to the Participant with respect thereto, except to the extent otherwise determined by the Committee.

(e) Prospective Employees. Notwithstanding anything to the contrary, any Award granted to a Prospective Employee shall not become vested prior to the date the Prospective Employee first becomes an employee of Fluent.

(f) Stockholder Rights. Except as expressly provided in the Plan or an Award Agreement, a Participant shall not have any of the rights of a stockholder with respect to Common Stock subject to the Awards prior to satisfaction of all conditions relating to the issuance of such Common Stock, and no adjustment shall be made for dividends, distributions or other rights of any kind for which the record date is prior to the date on which all such conditions have been satisfied.

(g) Transferability of Awards. A Participant may not Transfer an Award other than by will or the laws of descent and distribution. Awards may be exercised during the Participant’s lifetime only by the Participant. No Award shall be liable for or subject to the debts, contracts, or liabilities of any Participant, nor shall any Award be subject to legal process or attachment for or against such person. Any purported Transfer of an Award in contravention of the provisions of the Plan shall have no force or effect and shall be null and void, and the purported transferee of such Award shall not acquire any rights with respect to such Award. Notwithstanding anything to the contrary, the Committee may in its sole and absolute discretion permit the Transfer of an Award to a Participant’s “family member” as such term is defined in the Form S-8 Registration Statement under the Securities Act of 1933, as amended, under such terms and conditions as specified by the Committee; provided, however, that the Participant will not directly or indirectly receive any payment of value in connection with the transfer of the Award. In such case, such Award shall be exercisable only by the transferee approved of by the Committee. To the extent that the Committee permits the Transfer of an Incentive Stock Option to a “family member”, so that such Option fails to continue to satisfy the requirements of an incentive stock option under the Code such Option shall automatically be re-designated as a Non-Qualified Stock Option.

(h) Buyout and Settlement Provisions. Except as prohibited in Section 6(d) of the Plan, the Committee may at any time on behalf of Fluent offer to buy out any Awards previously granted based on such terms and conditions as the Committee shall determine which shall be communicated to the Participants at the time such offer is made.

(i) Use of Proceeds. The proceeds received by Fluent from the sale of Common Stock pursuant to Awards granted under the Plan shall constitute general funds of Fluent.

(j) Modification or Substitution of an Award. Subject to the terms and conditions of the Plan, the Committee may modify outstanding Awards, provided that, except as expressly provided in the Plan, no modification of an Award shall adversely affect any rights or obligations of the Participant under the applicable Award Agreement without the Participant’s consent. Nothing in the Plan shall limit the right of Fluent to pay compensation of any kind outside the terms of the Plan.

(k) Amendment and Termination of Plan. The Board may, at any time and from time to time, amend, suspend or terminate the Plan as to any shares of Common Stock as to which Awards have not been granted; provided, however, that the approval of the Fluent stockholders in accordance with applicable law and the Articles of Incorporation and Bylaws of Fluent shall be required for any amendment: (i) that changes the class of individuals eligible to receive Awards under the Plan; (ii) that increases the maximum number of shares of Common Stock in the aggregate that may be subject to Awards that are granted under the Plan (except as permitted under Section 5 or Section 11 hereof); (iii) the approval of which is necessary to comply with federal or state law or with the rules of any stock exchange or automated quotation system on which the Common Stock may be listed or traded; or (iv) that proposed to eliminate a requirement provided herein that the Fluent stockholders must approve an action to be undertaken under the Plan. Except as expressly provided in the Plan, no amendment, suspension or termination of the Plan shall, without the consent of the holder of an Award, alter or impair rights or obligations under any Award theretofore granted under the Plan. Awards granted prior to the termination of the Plan may extend beyond the date the Plan is terminated and shall continue subject to the terms of the Plan as in effect on the date the Plan is terminated.

(l) Section 409A of the Code. With respect to Awards subject to Section 409A of the Code, this Plan is intended to comply with the requirements of such Sections, and the provisions hereof shall be interpreted in a manner that satisfies the requirements of Section 409A and the related regulations, and the Plan shall be operated accordingly. If any provision of this Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and deemed amended so as to avoid this conflict.

(m) Notification of 83(b) Election. If in connection with the grant of any Award, any Participant makes an election permitted under Code Section 83(b), such Participant must notify Fluent in writing of such election within ten (10) days of filing such election with the Internal Revenue Service.

(n) Exemption from Section 16(b) Liability. It is the intent of Fluent that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt from Section 16 pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant and sales transactions to persons other than Fluent). Accordingly, if any provision of this Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b). In the event Rule 16b-3 is revised or replaced, the Board, or the Committee acting on behalf of the Board, may exercise discretion to modify this Plan in any respect necessary to satisfy the requirements of the revised exemption or its replacement.

(o) Disclaimer of Rights. No provision in the Plan, any Award granted hereunder, or any Award Agreement entered into pursuant to the Plan shall be construed to confer upon any individual the right to remain in the employ of or other service with Fluent or to interfere in any way with the right and authority of Fluent either to increase or decrease the compensation of any individual, including any holder of an Award, at any time, or to terminate any employment or other relationship between any individual and Fluent. The grant of an Award pursuant to the Plan shall not affect or limit in any way the right or power of Fluent to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

(p) Unfunded Status of Plan. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to such Participant by Fluent, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of Fluent.

(q) Nonexclusivity of Plan. The adoption of the Plan shall not be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or individuals) as the Board in its sole and absolute discretion determines desirable.

(r) Other Benefits. No Award payment under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of Fluent or any agreement between a Participant and Fluent, nor affect any benefits under any other benefit plan of Fluent now or subsequently in effect under which benefits are based upon a Participant’s level of compensation.

(s) Headings. The section headings in the Plan are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

(t) Pronouns. The use of any gender in the Plan shall be deemed to include all genders, and the use of the singular shall be deemed to include the plural and vice versa, wherever it appears appropriate from the context.

(u) Successors and Assigns. The Plan shall be binding on all successors of Fluent and all successors and permitted assigns of a Participant, including, but not limited to, a Participant’s estate, devisee, or heir at law.

(v) Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

(w) Notices. Any communication or notice required or permitted to be given under the Plan shall be in writing, and mailed by registered or certified mail or delivered by hand, to Fluent, to its principal place of business, Attention: Corporate Secretary, 33 Whitehall Street, 15th Floor, New York, New York 10004, and if to the holder of an Award, to the address as appearing on the records of Fluent.

ANNEX A

DEFINITIONS

“Award” means any Common Stock, Option, Performance Share, Performance Unit, Restricted Stock, Stock Appreciation Right, Restricted Stock Unit or any other award granted pursuant to the Plan.

“Award Agreement” means a written agreement entered into by Fluent and a Participant setting forth the terms and conditions of the grant of an Award to such Participant.

“Board” means the board of directors of Fluent.

“Cause” means, with respect to a termination of employment or other service with Fluent, a termination of employment or other service due to a Participant’s dishonesty, fraud, or willful misconduct; provided, however, that if the Participant and Fluent have entered into an employment agreement or consulting agreement that defines the term Cause, the term Cause shall be defined in accordance with such agreement with respect to any Award granted to the Participant on or after the effective date of the respective employment or consulting agreement. The Committee shall determine in its sole and absolute discretion whether Cause exists for purposes of the Plan.

“Change in Control” means: (i) any Person (other than Fluent, any trustee or other fiduciary holding securities under any employee benefit plan of Fluent, or any company owned, directly or indirectly, by stockholders of Fluent in substantially the same proportions as their ownership of Fluent Common Stock) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Fluent representing more than fifty percent (50%) or more of the value of Fluent’s then outstanding securities (the “Majority Owner”); provided, however, that no Change in Control shall occur under this paragraph (i) unless a person who was not a Majority Owner at some time after the Effective Date becomes a Majority Owner after the Effective Date; (ii) a merger, consolidation, reorganization, or other business combination of Fluent with any other entity, other than a merger or consolidation that would result in the securities of Fluent outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) by value of the securities of Fluent or such surviving entity outstanding immediately after such merger or consolidation; or (iii) the consummation of the sale or disposition by Fluent of all or substantially all of its assets other than (x) the sale or disposition of all or substantially all of the assets of Fluent to a Person or Persons who beneficially own, directly or indirectly, at least fifty percent (50%) or more of the securities of Fluent by value at the time of the sale or (y) pursuant to a spin-off type transaction, directly or indirectly, of such assets to the stockholders of the Fluent.

However, to the extent that Section 409A of the Code would cause an adverse tax consequence to a Participant using the above definition, the term “Change in Control” shall have the meaning ascribed to the phrase “Change in the Ownership or Effective Control of a Corporation or in the Ownership of a Substantial Portion of the Assets of a Corporation” under Treasury Department Regulation 1.409A-3(i)(5), as revised from time to time in either subsequent regulations or other guidance, and in the event that such regulations are withdrawn or such phrase (or a substantially similar phrase) ceases to be defined, as determined by the Committee.

“Change in Control Price” means the price per share of Common Stock paid in any transaction related to a Change in Control of Fluent.

“Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

“Committee” means a committee or sub-committee of the Board consisting of two or more members of the Board, none of whom shall be an officer or other salaried employee of Fluent, and each of whom shall qualify in all respects as a “non-employee director” as defined in Rule 16b-3 under the Exchange Act, and as an “outside director” for purposes of Code Section 162(m). If no Committee exists, the functions of the Committee will be exercised by the Board; provided, however, that a Committee shall be created prior to the grant of Awards to a Covered Employee and that grants of Awards to a Covered Employee shall be made only by such Committee. Notwithstanding the foregoing, with respect to the grant of Awards to non-employee directors, the Committee shall be the Board.

“Common Stock” means the common stock, par value $0.001 per share, of Fluent or any other security into which such common stock shall be changed as contemplated by the adjustment provisions of Section 5 of the Plan.

“Company” means Fluent, the subsidiaries of Fluent and all other entities whose financial statements are required to be consolidated with the financial statements of Fluent pursuant to United States generally accepted accounting principles, and any other entity determined to be an affiliate of Fluent as determined by the Committee in its sole and absolute discretion.

“Covered Individual” means any current or former member of the Committee, any current or former officer or director of Fluent, or, if so determined by the Committee in its sole discretion, any individual designated pursuant to Section 4(c).

“Disability” means a “permanent and total disability” within the meaning of Code Section 22(e)(3); provided, however, that if a Participant and Fluent have entered into an employment or consulting agreement that defines the term Disability for purposes of such agreement, Disability shall be defined pursuant to the definition in such agreement with respect to any Award granted to the Participant on or after the effective date of the respective employment or consulting agreement. The Committee shall determine in its sole and absolute discretion whether a Disability exists for purposes of the Plan.

“Dividend Equivalents” means an amount equal to the cash dividends paid by Fluent upon one share of Common Stock subject to an Award granted to a Participant under the Plan.

“Eligible Individual” means any employee, consultant, officer, director (employee or non-employee director) or independent contractor of Fluent, any Prospective Employee to whom Awards are granted in connection with an offer of future employment with Fluent, or any employee, consultant, officer, director (employee or non-employee director) or independent contractor of Cogint, Inc. prior to the spin-off of Fluent.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Price” means the purchase price per share of each share of Common Stock subject to an Award.

“Fair Market Value” means, unless otherwise required by the Code, as of any date, the last sales price reported for the Common Stock on the day immediately prior to such date (i) as reported by the national securities exchange in the United States on which it is then traded, or (ii) if not traded on any such national securities exchange, as quoted on an automated quotation system sponsored by the Financial Industry Regulatory Authority, Inc., or if the Common Stock shall not have been reported or quoted on such date, on the first day prior thereto on which the Common Stock was reported or quoted; provided, however, that the Committee may modify the definition of Fair Market Value to reflect any changes in the trading practices of any exchange or automated system sponsored by the Financial Industry Regulatory Authority, Inc. on which the Common Stock is listed or traded. If the Common Stock is not readily traded on a national securities exchange or any system sponsored by the Financial Industry Regulatory Authority, Inc., the Fair Market Value shall be determined in good faith by the Committee.

“Grant Date” means, unless otherwise provided by applicable law, the date on which the Committee approves the grant of an Award or such later date as is specified by the Committee and set forth in the applicable Award Agreement.

“Fluent” means Fluent, Inc., a Delaware corporation.

“Incentive Stock Option” means an “incentive stock option” within the meaning of Code Section 422.

“Non-Qualified Stock Option” means an Option that is not an Incentive Stock Option.

“Option” means an option to purchase Common Stock granted pursuant to Sections 6 of the Plan.

“Participant” means any Eligible Individual who holds an Award under the Plan and any of such individual’s successors or permitted assigns.

“Performance Goals” means the specified performance goals that have been established by the Committee in connection with an Award.

“Performance Period” means the period during which Performance Goals must be achieved in connection with an Award granted under the Plan.

“Performance Share” means a right to receive a fixed number of shares of Common Stock, or the cash equivalent, which is contingent on the achievement of certain Performance Goals during a Performance Period.

“Performance Unit” means a right to receive a designated dollar value, or shares of Common Stock of the equivalent value, which is contingent on the achievement of Performance Goals during a Performance Period.

“Person” shall mean any person, corporation, partnership, limited liability company, joint venture or other entity or any group (as such term is defined for purposes of Section 13(d) of the Exchange Act), other than a Parent or subsidiary of Fluent.

“Plan” means this Fluent, Inc. Stock Incentive Plan.

“Prospective Employee” means any individual who has committed to become an employee or independent contractor of Fluent within sixty (60) days from the date an Award is granted to such individual.

“Restricted Stock” means Common Stock subject to certain restrictions, as determined by the Committee, and granted pursuant to Section 8 hereunder.

“Restricted Stock Unit” means a right, granted under this Plan, to receive Common Stock upon the satisfaction of certain conditions, or if later, at the end of a specified deferral period following the satisfaction of such conditions.

“Section 424 Employee” means an employee of Fluent or any “subsidiary corporation” or “parent corporation” as such terms are defined in and in accordance with Code Section 424. The term “Section 424 Employee” also includes employees of a corporation issuing or assuming any Options in a transaction to which Code Section 424(a) applies.

“Stock Appreciation Right” means the right to receive all or some portion of the increase in value of a fixed number of shares of Common Stock granted pursuant to Section 7 hereunder.

“Transfer” means, as a noun, any direct or indirect, voluntary or involuntary, exchange, sale, bequeath, pledge, mortgage, hypothecation, encumbrance, distribution, transfer, gift, assignment or other disposition or attempted disposition of, and, as a verb, directly or indirectly, voluntarily or involuntarily, to exchange, sell, bequeath, pledge, mortgage, hypothecate, encumber, distribute, transfer, give, assign or in any other manner whatsoever dispose or attempt to dispose of.

FLUENT, INC. 33 WHITEHALL STREET 15TH FLOOR NEW YORK, NY 10004

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KEEP THIS PORTION FOR YOUR RECORDS

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	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
	☐	☐	☐
1. Election of Directors
Nominees:
01 Ryan Schulke 02 Peter Benz 03 Matthew Conlin 04 Andrew Frawley 05 Donald Mathis

	The Board of Directors recommends you vote FOR proposals 2., 3. and 4.:				For	Against	Abstain
2. To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018.					☐	☐	☐

3. To adopt the Fluent, Inc. 2018 Stock Incentive Plan.					☐	☐	☐

4. To hold a non-binding advisory vote to approve our named executive officer compensation.					☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

	Yes	No

Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of the Annual Meeting of Stockholders, the Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2017 are at www.proxyvote.com

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FLUENT, INC.

Annual Meeting of Stockholders

June 6, 2018 11:00 AM

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Ryan Schulke and Daniel J. Barsky and each of them severally, as proxies of the undersigned, each with full power to appoint his substitute, to represent the undersigned at the Annual Meeting (the “Meeting”) of Stockholders of Fluent, Inc. (the “Company”) to be held on June 6, 2018 (11:00 a.m. Eastern Time) at 33 Whitehall Street, 11th Floor, New York, New York 10004, and at any adjournments thereof, and to vote all shares of common stock of the Company held of record by the undersigned at the close of business on April 23, 2018 in accordance with the instructions set forth on this proxy card and, in their discretion, to vote such shares on any other business as may properly come before the Meeting and on matters incident to the conduct of the Meeting. Any proxy heretofore given by the undersigned with respect to such shares of common stock is hereby revoked.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS INSTRUCTED ON THE REVERSE SIDE. IF THIS PROXY IS EXECUTED BUT NO VOTING INSTRUCTIONS ARE GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE DIRECTOR NOMINEES AND FOR PROPOSALS 2, 3 and 4.

Continued and to be signed on reverse side